Exhibit 4.3

EXECUTION COPY

SECOND SUPPLEMENTAL INDENTURE

Dated as of July 17, 2013

between

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

Supplement to the Amended and Restated Indenture between American Equity Investment Life Holding Company and U.S. Bank National Association, dated as of April 22, 2004, as amended by the First Supplemental Indenture, dated as of July 17, 2013, among American Equity Investment Life Holding Company, U.S. Bank National Association, and Wells Fargo Bank, National Association

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SECOND SUPPLEMENTAL INDENTURE, dated as of July 17, 2013 (this “Second Supplemental Indenture”), between AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY, an Iowa corporation (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as trustee (the “Trustee”), under the Amended and Restated Indenture, dated as of April 22, 2004, between the Company and U.S. Bank National Association (the “Base Indenture” and, as supplemented by the First Supplemental Indenture, dated as of July 17, 2013, among the Company, U.S. Bank National Association, and the Trustee, and as further supplemented by this Second Supplemental Indenture, the “Indenture”).

W I T N E S S E T H

WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture (as amended, supplemented, waived or otherwise modified), to provide for the issuance from time to time of its unsecured debt securities, debentures, notes, bonds or other evidence of indebtedness to be issued in one or more series (the “Securities”), as provided in the Base Indenture, up to such principal amount or amounts as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 6.625% Senior Notes due 2021 (the “Initial Notes”), the form of such Securities and the terms, provisions and conditions thereof to be set forth as provided in this Second Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture;

WHEREAS, all requirements necessary to make this Second Supplemental Indenture a legal, valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed, authenticated and delivered by the Company, the legal, valid, binding and enforceable obligations of the Company, have been done and performed; and

WHEREAS, the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.

NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and terms of the Notes, the Company covenants and agrees with the Trustee as follows, solely for purposes of the Notes and not for purposes of any other Securities:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.   Definitions.  Unless the context otherwise requires (including for purposes of the Recitals):

(a)           a term defined in the Base Indenture has the same meaning when used in this Second Supplemental Indenture unless otherwise specified herein;

(b)           a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

(c)           the definition of any term in this Second Supplemental Indenture that is also defined in the Base Indenture shall for the purposes of this Second Supplemental Indenture supersede the definition of such term in the Base Indenture;

(d)           the definition of a term in this Second Supplemental Indenture is not intended to have any effect on the meaning or definition of an identical term that is defined in the Base Indenture insofar as the use or effect of such term in the Base Indenture, as previously defined, is concerned;

(e)           references to section or subsection numbers in this Second Supplemental Indenture are references to the applicable section of this Second Supplemental Indenture unless otherwise specified; and

(f)            the following terms have the meanings given to them in this Section 1.01(f), solely for purposes of the Notes and not for purposes of any other Securities:

“2010 Warrants” means each of the warrant transaction confirmation letter agreements, dated September 16, 2010 and September 17, 2010, between the Company and one or more financial institutions, and any additional warrant transaction confirmation letter agreements entered into by the Company in connection with the Convertible 2010 Debt.

“Acquired Indebtedness” means, with respect to any Person, (A) Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person is merged or consolidated with the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, and (B) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (A)(1) of the preceding sentence, on the date such Person is merged or consolidated with the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary and, with respect to clause (A)(2) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01 and Section 4.08.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Security Registrar or Paying Agent.

“Aggregate RBC Ratio” means, with respect to the Insurance Subsidiaries taken as a whole, on any date of determination, one-half of the ratio (expressed as a percentage) of (a) the aggregate “Total Adjusted Capital” (as defined by the applicable Insurance Regulatory Authority) for each such Insurance Subsidiary to (b) the aggregate “Authorized Control Level Risk-Based Capital” (as defined by the applicable Insurance Regulatory Authority) for each such Insurance Subsidiary.

“Annual Statement” means the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary’s jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing annual statutory financial statements and shall contain the type of information permitted or required by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

“Applicable Premium” means, as determined by the Company with respect to a Note on any date of redemption, the greater of:

(1)           1.0% of the principal amount of such Note; and

(2)           the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such Note on July 15, 2017 (such redemption price being set forth under Section 3.03(d)), plus (ii) the remaining scheduled interest payments due on such Note through July 15, 2017 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then outstanding principal amount of such Note.

“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with the Company or any Restricted Subsidiary or (2) the acquisition by the Company or any Restricted Subsidiary of assets of any Person.

“Asset Disposition” means:

(1)                              any sale, lease (other than an operating lease entered into in the ordinary course of business), transfer or other disposition, or a series of related sales, leases, transfers or dispositions that are part of a common plan, including any transaction pursuant to a Reinsurance Agreement, of property or other assets (it being understood that the Capital Stock of the Company is not an asset of the Company) (each referred to for the purposes of this definition as a “disposition”) by the Company or any of the Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction; and

(2)           any issuance or disposition, or a series of related issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Restricted Subsidiary, including any transaction pursuant to a Reinsurance Agreement (other than directors’ qualifying shares or local ownership shares).

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1)           a disposition of assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(2)           the disposition of Cash Equivalents in the ordinary course of business or the unwinding or termination of any Hedging Obligations or Swap Contracts;

(3)           a disposition of equipment, inventory, accounts receivable and other assets in the ordinary course of business;

(4)           a disposition of used, obsolete, worn out, damaged or surplus equipment or equipment or assets that are no longer used or useful in the conduct of the business of the Company and the Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(5)           the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control pursuant to this Indenture;

(6)           an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;

(7)           for purposes of Section 4.09 only, the making of a Permitted Investment or a disposition subject to Section 4.06;

(8)           dispositions of Capital Stock of a Restricted Subsidiary or property or other assets in a single transaction or a series of related transactions with an aggregate Fair Market Value of less than $10.0 million;

(9)           the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

(10)         dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11)         the licensing or sublicensing of patents, trade secrets, know-how and other intellectual property, knowhow or other general intangibles and licenses, leases or subleases of other property which do not materially interfere with the business of the Company and the Restricted Subsidiaries as operated immediately prior to the granting of such license, sublicense, lease or sublease;

(12)         to the extent allowable under Section 1031 of the Code, any exchange of like property for use in a Related Business;

(13)         foreclosure, condemnation, casualty or any similar action with respect to property or other assets;

(14)         sales of assets received by the Company or any of the Restricted Subsidiaries upon the foreclosure on a Lien;

(15)         any sale of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(16)         a Sale/Leaseback Transaction that is made for cash consideration in an amount not less than the cost of the underlying fixed or capital asset and is consummated within 180 days after the Company or any Restricted Subsidiary acquires or completes the acquisition of such fixed or capital asset;

(17)         the receipt by the Company or any Restricted Subsidiary of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets;

(18)         operating leases in the ordinary course of business;

(19)         the surrender or waiver of contract rights or litigation rights or the settlement, release or surrender of tort or other litigation claims of any kind;

(20)         the transfer of improvements, additions or alterations in connection with the lease of any property;

(21)         dispositions of Investments by any Insurance Subsidiary (other than any of its Investments in Subsidiaries engaged in insurance lines of business) and dispositions by the Company of Investments described in clause (18) or (19) of the definition of “Permitted Investments,” in each case, in the ordinary course of business consistent with past practices of the Company and its Subsidiaries taken as a whole and the investment policy approved by the Board of Directors of such Insurance Subsidiary or the Company, as the case may be;

(22)         dispositions by Insurance Subsidiaries and Special Purpose Subsidiaries pursuant to Reinsurance Agreements and Statutory Reserve Financings so long as such disposition is entered into in the ordinary course of business for the purpose of managing insurance risk consistent with industry practice; and

(23)         dispositions of Investments made out of the cash proceeds received from any Insurance Subsidiary pending further distribution in accordance with Section 4.06.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, (1) if such Sale/Leaseback Transaction does not constitute a Capitalized Lease Obligation, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with GAAP or (2) if such Sale/Leaseback Transaction constitutes a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

“Base Indenture” shall have the meaning set forth in the recitals hereto.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(1)           with respect to a corporation, the Board of Directors of the corporation or any committee thereof duly authorized to act on behalf of the Board of Directors with respect to the relevant matter;

(2)           with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)           with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York or the offices of the Trustee are authorized or required by law, regulation or executive order to close.

“Capital and Surplus” means, as to any Insurance Subsidiary, as of any date, total assets minus total liabilities of such Insurance Subsidiary, as at the end of the most recently ended fiscal quarter of such Insurance Subsidiary for which financial statements are available, determined in accordance with SAP.

“Capital Stock” of any Person means (1) with respect to any Person that is a corporation, any and all shares, interests, rights to purchase, warrants, options (including any Permitted Bond Hedge), participations or other equivalents of or interests in (however designated) equity of such Person, including any Common Stock or Preferred Stock, and (2) with respect to any Person that is not a corporation, any and all partnership, limited liability company, membership or other equity interests of such Person, but in each case excluding any debt securities convertible into any of the foregoing.

“Capitalized Expenditures” means, for any period, (a) the additions to property, plant and equipment capitalized in accordance with GAAP and other capital expenditures of the Company and its Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Company and its Subsidiaries for such period prepared in accordance with GAAP and (b) any Capitalized Lease Obligations incurred by the Company and its Subsidiaries during such period.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated by the lessee without payment of a penalty.

“Cash Equivalents” means:

(1)           U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union, or in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2)           securities issued or directly and fully guaranteed or insured by the United States Government or issued by any agency or instrumentality of the United States, having maturities of not more than one year from the date of acquisition;

(3)           marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from S&P or A2 or better from Moody’s;

(4)           certificates of deposit, demand deposits, time deposits, eurodollar time deposits, overnight bank deposits, money market deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any bank or trust company (x) the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by a nationally recognized statistical rating organization or (y) the short-term commercial paper of such bank or trust company or their respective parent companies is rated at the time of acquisition thereof at least “A-1” or the equivalent thereof by S&P or “P-1” or the equivalent thereof by Moody’s, and having combined capital and surplus in excess of $100.0 million;

(5)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above, entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)           commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s, or carrying an equivalent rating by a nationally recognized statistical rating organization, if both of the two named statistical rating organizations cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof;

(7)           instruments equivalent to those referred to in clauses (1) through (6) above denominated in euros or any foreign currency comparable in credit quality and tenor to those referred to in such clauses and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction;

(8)           interests in any investment company or money market fund that invests 95% or more of its assets in instruments of the type specified in clauses (1) through (7) above and clause (10) below;

(9)           money market funds that (i) comply with the criteria set forth in Rule 2A-7 of the Investment Company Act of 1940, as amended, (ii) are rated at the time of acquisition thereof “AAA” or the equivalent by a nationally recognized statistical rating organization and (iii) have portfolio assets of at least $5.0 billion; and

(10)         securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (4) of this definition.

“CBOs” means notes or other instruments (other than CMOs) secured by collateral consisting primarily of debt securities and/or other types of debt obligations, including loans.

“Ceded Reinsurance” means risk that is ceded (whether by co-insurance, reinsurance or equivalent relationship otherwise named) by any Insurance Subsidiary to any other Person (other than to another Insurance Subsidiary).

“Change of Control” means:

(1)           any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate Beneficial Owner, directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company (or its successors by merger, consolidation or purchase of all or substantially all of its assets);

(2)           the sale, assignment, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act);

(3)           the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company; or

(4)          the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

For purposes of this definition, any direct or indirect holding company of the Company shall not itself be considered a “person” or “group” for purposes of clause (1) above, provided that no “person” or “group” (other than another such holding company) Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of such company, and a majority of the Voting Stock of such holding company immediately following it becoming the holding company of the Company is Beneficially Owned by the Persons who Beneficially Owned the voting power of the Voting Stock of the Company immediately prior to it becoming such holding company.

“CMOs” means Notes or other instruments secured by collateral consisting primarily of mortgages, mortgage-backed securities and/or other types of mortgage-related obligations.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor to its obligations under this Indenture and the Notes pursuant to Article 5.

“Company Order” means a written order signed in the name of the Company by an Officer of the Company.

“Consolidated Assets” means, as at any date of determination, the net book value of all assets of the Company and its Subsidiaries as of such date classified as assets in accordance with GAAP and determined on a consolidated basis.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1)           increased (without duplication) by the following items to the extent deducted in calculating such Consolidated Net Income:

(a)           Consolidated Interest Expense; plus

(b)           Consolidated Income Taxes; plus

(c)           consolidated depreciation expense; plus

(d)           consolidated amortization expense or impairment charges recorded in connection with the application of FASB ASC 350 and FASB ASC 360; plus

(e)           other non-cash charges reducing Consolidated Net Income, including any write-offs or write-downs (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); plus

(f)            any fees, charges or other expenses made or Incurred in connection with any actual or proposed nonordinary course Investment, asset sale, acquisition, recapitalization or issuance of Capital Stock or Incurrence of Indebtedness or any amendment or modification of Indebtedness (including as a result of Statement of FASB ASC 805), including such fees, expenses or charges related to the Transactions; plus

(g)           the amount of any restructuring charges (including lease termination, severance and relocation expenses), integration costs or non-ordinary course reserves or other non-recurring or unusual charges or expenses deducted (and not added back) in such period in computing Consolidated Net Income;

(2)           decreased (without duplication) by non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the recognition of deferred revenue, the reversal of any accrual of, or reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period and any items for which cash was received in a prior period that did not increase Consolidated EBITDA in any prior period); and

(3)           increased or decreased (without duplication) to eliminate the following items to the extent reflected in Consolidated Net Income:

(a)           any non-ordinary course net gain or loss resulting in such period from Hedging Obligations and the application of FASB ASC 815;

(b)           all unrealized gains and losses relating to financial instruments or liabilities to which fair market value accounting is applied;

(c)           any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk); and

(d)           effects of adjustments (including the effects of such adjustments pushed down to the Company and the Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any completed acquisition.

“Consolidated Income Taxes” means, for any period, taxes imposed upon the Company and the Restricted Subsidiaries or other payments required to be made by the Company and the Restricted Subsidiaries by any governmental authority which taxes or other payments are calculated by reference to the income or profits or capital of the Company or the Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), including, without limitation, state, franchise and similar taxes and foreign withholding taxes regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period, the interest expense of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including but not limited to the portion of any payments or accruals with respect to Capitalized Lease Obligations that are allocable to interest expense, excluding (w) any write-offs of capitalized fees under agreements governing Indebtedness and all amendments thereto, (x) all non-cash charges for the amortization of deferred financing fees and debt issuance costs, (y) any interest on tax reserves to the extent the Company has elected to treat such interest as an interest expense under FASB ASC 450 since its adoption and (z) any interest-sensitive and index product benefits credited to policyholders of any Insurance Subsidiary and amortization of deferred sales inducements.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP (before preferred stock dividends); provided, however, that (without duplication):

(1)           any net income (loss) of any Person if such Person is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be excluded from such Consolidated Net Income, except that:

(a)           subject to the limitations contained in clauses (2) through (10) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution; and

(b)           the Company’s equity in a net loss of any such Person for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary during such period;

(2)           any net income (but not loss) of the Insurance Subsidiaries determined on a combined basis shall be excluded from such Consolidated Net Income; provided that, notwithstanding the foregoing, with respect to any fiscal quarter, (i) there shall be included in Consolidated Net Income any such amount that could have been distributed by any Insurance Subsidiary to the Company as a dividend, distribution or return of capital or as a payment of interest or principal on any Surplus Note to the extent the distribution or payment of such amount would not cause the Aggregate RBC Ratio to be less than 225% as of the last day of such fiscal quarter, determined on a pro forma basis for (x) any dividends, distributions or returns of capital made during the period less any capital contributions made by the Company or a Restricted Subsidiary (other than an Insurance Subsidiary) in the Insurance Subsidiaries during such period, in each case to the extent not otherwise reflected in Consolidated Net Income of the Company and the Restricted Subsidiaries (other than the Insurance Subsidiaries) for such period and (y) any dividends, distributions or returns of capital made by the Insurance Subsidiaries after such period and through the date of determination and any capital contributions made by the Company or a Restricted Subsidiary (other than an Insurance Subsidiary) in the Insurance Subsidiaries after such period and through the date of determination and (ii) the amount referenced in the immediately preceding clause (i) shall in no event exceed the aggregate net income of the Insurance Subsidiaries, determined on a consolidated basis for such period;

(3)           any after-tax effect of gain or loss (less all fees and expenses relating thereto) realized upon sales or other dispositions of any assets of the Company or such Restricted Subsidiary (including pursuant to any Sale/Leaseback Transaction) other than in the ordinary course of business shall be excluded from such Consolidated Net Income;

(4)           any after-tax effect of income (loss) from the early extinguishment of Indebtedness or early termination of Hedging Obligations or other derivative instruments shall be excluded from such Consolidated Net Income;

(5)           the after-tax effect of extraordinary gain or loss shall be excluded from such Consolidated Net Income;

(6)           the after-tax effect of the cumulative effect of a change in accounting principles shall be excluded from such Consolidated Net Income;

(7)           any after-tax effect of non-cash impairment charges recorded in connection with the application of FASB ASC 350 and FASB ASC 360 shall be excluded from such Consolidated Net Income;

(8)           any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary shall be excluded from such Consolidated Net Income;

(9)           all impairment charges in connection with Investments made by any Insurance Subsidiary in the ordinary course of business shall be excluded from such Consolidated Net Income; provided that the amount of any cash charges relating to such impairment charges shall not be excluded from Consolidated Net Income by operation of this clause (9) to the extent such cash charges reduce “Total Adjusted Capital” (as defined by the applicable Insurance Regulatory Authority); and

(10)         interest related realized net investment portfolio trading losses of any Insurance Subsidiary (other than any Insurance Subsidiary that is a Foreign Subsidiary) shall be excluded from Consolidated Net Income to the extent such losses do not reduce such Insurance Subsidiary’s “Total Adjusted Capital” (as defined by the applicable Insurance Regulatory Authority).

“Continuing Director” means as of any date of determination, any member of the Board of Directors of the Company who:

(1)           was a member of such Board of Directors on the Issue Date; or

(2)           was nominated for election or elected to such Board of Directors with the approval of the majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Convertible 2009 Debt” means Indebtedness of $115,839,000 in aggregate principal amount issued under the Convertible 2009 Debt Documents.

“Convertible 2009 Debt Documents” means the Indenture in respect of the Convertible 2009 Debt, dated as of December 22, 2009, by and between the Company and U.S. Bank National Association, as trustee, the Company’s 5.25% Contingent Convertible Senior Notes due 2029 issued thereunder, and related instruments, agreements and other documents, as amended and supplemented from time to time.

“Convertible 2010 Debt” means Indebtedness of $200,000,000 in aggregate principal amount issued under the Convertible 2010 Debt Documents.

“Convertible 2010 Debt Documents” means the Indenture in respect of the Convertible 2010 Debt, dated as of September 22, 2010, by and between the Company and U.S. Bank National Association, as trustee, the Company’s 3.5% Convertible Senior Notes due 2015 issued thereunder, and related instruments, agreements and other documents, as amended and supplemented from time to time.

“Convertible 2010 Debt Hedges” means each of the call option transaction confirmation letter agreements dated September 16, 2010 and September 17, 2010 referencing the Convertible 2010 Debt Documents between the Company and one or more financial institutions, and any additional call option transaction confirmation letter agreements entered into by the Company referencing the Convertible 2010 Debt Documents.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.01 or such other address as to which the Trustee may give notice to the Holders and the Company.

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, currency futures contract, currency option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt Facility” or “Debt Facilities” means, with respect to the Company or any of the Restricted Subsidiaries, one or more financing arrangements (including, without limitation, credit facilities, indentures and note purchase agreements and including the Senior Credit Agreement) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities) in whole or in part from time to time (and whether or not with the original trustee, administrative agent, holders and lenders or another trustee, administrative agent or agents), including, without limitation, any agreement extending the maturity thereof or increasing the amount of available borrowings thereunder pursuant to incremental facilities or adding Subsidiaries of the Company as additional guarantors thereunder, and whether or not increasing the amount of Indebtedness that may be issued thereunder.

“Debt to Total Capitalization Ratio” means, as of any date, and giving pro forma effect to any Restricted Payment made or Indebtedness Incurred subsequent to such date, as well as any other pro forma adjustments in a manner consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio, the ratio of (a) the principal amount of, and accrued but unpaid interest on, all Indebtedness of the Company and the Restricted Subsidiaries outstanding on such date, other than (i) Indebtedness owing to the Company or any Subsidiary Guarantor and (ii) the Obligations (if any) of the Company or any Restricted Subsidiary in respect of Swap Contracts as determined by reference to the Swap Termination Value thereof, to (b) Total Capitalization on such date.

“Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Initial Note or Additional Note that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means any consideration which is not cash or Cash Equivalents received by the Company or the Restricted Subsidiaries in connection with an Asset Disposition that is designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate executed by the Company at the time of such Asset Disposition. Any particular item of Designated Non-cash Consideration will cease to be considered to be outstanding once it has been transferred, sold or otherwise exchanged for or converted into or for cash or Cash Equivalents.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)           matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)           is convertible into or exchangeable for Indebtedness or Disqualified Stock of such Person (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock)); or

(3)           is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case prior to the date 91 days after the final maturity date of the Notes; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company or any of its Subsidiaries to repurchase such Capital Stock upon the occurrence of a “change of control” or “asset disposition” (each defined in a similar manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company or any such Subsidiary may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company or such Subsidiary with the provisions of this Indenture set forth in Sections 4.09 and 4.12 and such repurchase or redemption complies with Section 4.06. In addition, any Capital Stock held by any future, present or former employee, director, officer, manager or consultant (or their estates, spouses or former spouses) of such Person, any of its Subsidiaries or any direct or indirect parent company of such Person pursuant to any stockholders agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by such Person or its Subsidiaries following the termination of employment or death or disability of such employee, director, officer, manager or consultant with such Person or any of its Subsidiaries or in order to satisfy applicable regulatory or statutory obligation (so long as, in each case referred to in this sentence, any such requirement is made subject to compliance with this Indenture).

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“DTC” means The Depository Trust Company.

“Equity Interest” means (a) the interest of any (i) shareholder in a corporation, (ii) partner in a partnership (whether general, limited, limited liability or joint venture), (iii) member in a limited liability company, or (iv) other Person having any other form of equity security or ownership interest and (b) all of the rights to purchase, warrants, participations or other equivalents of or interests in (however designated) equity of any Person described in clause (a) (including through debt securities convertible into any of the foregoing).

“Equity Offering” means any public or private sale for cash, after the Issue Date, by the Company of its Capital Stock (other than Disqualified Stock) other than issuances registered on Form S-4 or S-8 or any successor thereto or any issuance to a Subsidiary of the Company or pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Subsidiary” means (a) any Foreign Subsidiary, (b) any Domestic Subsidiary, substantially all of the assets of which consist of Equity Interests in one or more Foreign Subsidiaries, (c) any Immaterial Subsidiary, (d) any Insurance Subsidiary or any Subsidiary of an Insurance Subsidiary, (e) any Unrestricted Subsidiary and (f) any Restricted Subsidiary that is not permitted by law or regulation to guarantee the Obligations with respect to the Notes or that would be required to obtain governmental (including regulatory) consent, approval, license or authorization to guarantee the Obligations with respect to the Notes (unless such consent, approval, license or authorization has been received).

“Existing Convertible Notes” means, collectively, the Convertible 2009 Debt and the Convertible 2010 Debt.

“Fair Market Value” means, with respect to any asset or property, the price that would reasonably be expected to be paid in an arm’s length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided, by (x) if such decision involves a determination of Fair Market Value equal or less than $50.0 million, in Good Faith by the Company and (y) if such decision involves the determination of Fair Market Value in excess of $50.0 million, in good faith by the Board of Directors of the Company.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period.

In the event that the Company or any of the Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of revolving credit borrowings, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, Asset Dispositions, Asset Acquisitions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), and any operational changes that the Company or any Restricted Subsidiary has determined to make and/or has made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such events (and the change of any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made any Investment, Asset Disposition, Asset Acquisition, merger, consolidation or discontinued operation or operational change that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such event had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in Good Faith by the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Company, to reflect operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from such relevant pro forma event based on actions already taken and for which the full run-rate effect of such actions is expected to be realized within 12 months of such action.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve-month period immediately prior to the date of determination in a manner consistent with that used in calculating Consolidated EBITDA for the applicable period.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)           Consolidated Interest Expense of such Person for such period, and

(2)           all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and the Restricted Subsidiaries.

“Foreign Subsidiary” means any Subsidiary that is not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia and any Subsidiary of such Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date (except with respect to the financial statements being furnished pursuant to Section 4.05, as to which such principles in effect from time to time shall apply), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in this Indenture.

“Good Faith by the Company” means the decision in good faith by a responsible financial or accounting officer of the Company.

“Guarantee” means any obligation, contingent or otherwise, of any Person, directly or indirectly, guaranteeing any Indebtedness or other financial obligations of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)           to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)           entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other financial obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement, excluding any Obligations of Insurance Subsidiaries with respect to Swap Contracts entered into in the ordinary course of business and consistent with the investment policy approved by the Board of Directors of such Insurance Subsidiary.

“Holder” means a Person in whose name a Note is registered on the Security Registrar’s books.

“Immaterial Subsidiary” means any Subsidiary (other than an Insurance Subsidiary) that (a) (x) solely for purposes of the definition of “Excluded Subsidiary” when used in clause (i) of Section 4.13(a), holds, directly or indirectly, 5% or less of the Consolidated Assets of the Company and its Subsidiaries and (y) solely for purposes of the definition of “Excluded Subsidiary” when used in clause (iii) of Section 4.13(a), holds, directly or indirectly, assets with an aggregate fair market value less than

$2.5 million as of the end of the most recently ended fiscal quarter of the Company, (b) (x) solely for purposes of the definition of “Excluded Subsidiary” when used in clause (i) of Section 4.13(a), accounts for 5% or less of the consolidated revenues of the Company and its Subsidiaries and (y) solely for purposes of the definition of “Excluded Subsidiary” when used in clause (iii) of Section 4.13(a), accounts for aggregate revenues of less than $2.5 million for the period of four consecutive fiscal quarters most recently ended, (c) has no Indebtedness (other than Indebtedness existing on the Issue Date and other Indebtedness in an aggregate principal amount not exceeding at any time one-half of the Fair Market Value of the assets of such Subsidiary at such time), (d) is not integral to the business or operations of the Company or its Subsidiaries (other than Immaterial Subsidiaries) and (e) has no Subsidiaries (other than Immaterial Subsidiaries).

“Incur” means to issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Person at the time it becomes a Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)           the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money (other than unspent cash deposits or securities held in escrow by or in favor of such Person, or in a segregated deposit or securities account, as applicable, controlled by such Person, in each case in the ordinary course of business to secure the performance obligations of, or damages owing from, one or more third parties);

(2)           the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)           all unpaid obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, letters of guaranty, bankers’ acceptances or other similar instruments (other than (i) cash-collateralized letters of credit to secure the performance of workers’ compensation, unemployment insurance, other social security laws or regulations, bids, trade contracts, leases, environmental and other statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature, in each case, obtained in the ordinary course of business) and (ii) other obligations with respect to letters of credit, letters of guaranty, bankers’ acceptances or other similar instruments securing obligations (other than obligations described in clauses (1) and (2) above and clause (5) below) entered into in the ordinary course of business of such Person to the extent such letters of credit, letters of guaranty, bankers’ acceptances or similar instruments are not drawn upon or, to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit, letter of guaranty, bankers’ acceptance or similar instrument);

(4)           the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except (i) any such balance that constitutes a Trade Payable, accrued liability or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (ii) any earn-out obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) any such balance or unpaid purchase price to the extent that it is either required to be or at the option of such Person may be satisfied solely through the issuance of Equity Interests of the Company that are not Disqualified Stock;

(5)           Capitalized Lease Obligations and all Attributable Indebtedness of such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(6)           the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)           the principal component of all indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such indebtedness of such other Persons;

(8)           the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor); and

(9)           to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

In no event shall the term “Indebtedness” include (i) any indebtedness under any overdraft or cash management facilities so long as any such indebtedness is repaid in full no later than five Business Days following the date on which it was incurred or in the case of such indebtedness in respect of credit or purchase cards, within 60 days of its incurrence, (ii) except as provided in clause (5) above, any obligations in respect of a lease properly classified as an operating lease in accordance with GAAP, (iii) any liability for federal, state, local or other taxes not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP or (iv) any customer deposits or advance payments received in the ordinary course of business, (v) Obligations of Insurance Subsidiaries with respect to Swap Contracts entered into in the ordinary course of business and consistent with the investment policy approved by the Board of Directors of such Insurance Subsidiary, (vi) the following obligations issued or undertaken in connection with a Statutory Reserve Financing: (A) Surplus Notes or other obligations of any Special Purpose Subsidiary of the Company (“Reserve Financing Notes”), (B) any securities backed by such Reserve Financing Notes by an entity formed in connection with a Statutory Reserve Financing, (C) letters of credit issued for the account of any Special Purpose Subsidiary of the Company, (D) reimbursement obligations of any Special Purpose Subsidiary, (E) any guarantees by the Company of the obligations described in (A), (B), (C) or (D) above, (F) reimbursement obligations of the Company or (G) capital maintenance or similar obligations of the Company in favor of any Special Purpose Subsidiary, (vii) any obligations with respect to insurance policies, annuities, guaranteed investment contracts and similar policies underwritten by, or Reinsurance Agreements or Retrocession Agreements entered into by, an Insurance Subsidiary, in each case, in the ordinary course of business, (viii) obligations with respect to Surplus Relief Reinsurance ceded by an

Insurance Subsidiary, (ix) obligations in the ordinary course of business to purchase securities that arise out of or in connection with the sale of the same or substantially similar securities or to return collateral consisting of securities arising out of or in connection with the loan of the same or substantially similar securities and (xi) other than for purposes of clause (5) of the definition of “Events of Default,” any payment obligation under any 2010 Warrants or other warrants or call options in respect of the Company’s Common Stock sold by the Company concurrently with any Permitted Bond Hedge, except to the extent that any such payment obligation, if and when any such payment obligation may arise, is greater than the amount of any concurrent payment or payments received by the Company in connection with the termination, cancellation or early unwind of any Convertible 2010 Debt Hedges or other Permitted Bond Hedges.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that (x) contingent obligations arising in the ordinary course of business and not with respect to borrowed money of such Person or other Persons and (y) the obligations of any Person under Reinsurance Agreements shall be deemed not to constitute Indebtedness. Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness”; provided that such money is held to secure the payment of such interest.

“Independent Financial Advisor” means (1) an accounting, appraisal or investment banking firm or (2) a consultant to Persons engaged in a Related Business, in each case of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Insurance Subsidiary” means any Restricted Subsidiary of the Company that is required to be licensed as an insurer or reinsurer.

“Interest Payment Date” means January 15 and July 15 of each year to stated maturity of the Notes.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Insurance Regulatory Authority” means, with respect to any Insurance Subsidiary, the governmental or regulatory authority or agency charged with regulating the insurance business of insurance companies or insurance holding companies, in its jurisdiction of legal domicile.

“Investment” means, with respect to any Person, all investments by such Person in other Persons by means of any direct or indirect advance, loan (other than advances or extensions of credit in the ordinary course of business that are in conformity with GAAP recorded as accounts receivable on the balance sheet of the Company or the Restricted Subsidiaries) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)           Hedging Obligations and Swap Contracts entered into in the ordinary course of business and in compliance with this Indenture;

(2)           endorsements of negotiable instruments and documents in the ordinary course of business;

(3)           an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company;

(4)           a deposit of funds in connection with an acquisition of assets, Capital Stock or other securities; provided that either such acquisition is consummated by or through a Restricted Subsidiary or such deposit is returned to the Person who made it;

(5)           an account receivable arising, or prepaid expenses or deposits made, in the ordinary course of business; and

(6)           licensing or transfer of know-how or intellectual property or the providing of services in the ordinary course of business.

For purposes of Section 4.06,

(1)           “Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s aggregate “Investment” in such Subsidiary as of the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets (as conclusively determined in good faith by the Board of Directors of the Company) of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary;

(2)           any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company; and

(3)           the value of any “Investment” made by an Insurance Subsidiary shall be calculated net of any liabilities of the Insurance Subsidiary that are assumed by the Person in whom the Investment is being made.

“Investment Grade Asset” means any Investment with a fixed maturity that has a rating of (x) at least BBB- by S&P and, if such Investment is rated by Moody’s, at least Ba2 from Moody’s or (y) at least Baa3 by Moody’s and, if such Investment is rated by S&P, at least BB from S&P, or, if such Investment is not rated by either S&P or Moody’s, an NAIC rating of at least Class 2.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, in each case, with a stable or better outlook; provided that a change in outlook shall not by itself cause the Company to lose its Investment Grade Rating.

“Investment Income” means the amount of earnings of the Company on Investments, net of expenses actually incurred in connection with such Investments and taking into account realized gains and losses on such Investments.

“Issue Date” means July 17, 2013.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease (or any filing or agreement to give any financing statement in connection therewith) be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto, or in the absence of the National Association of Insurance Commissioners or such successor, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar governmental authorities of the various states of the United States toward the promotion of uniformity in the practices of such governmental authorities.

“Net Available Cash” from an Asset Disposition means an amount equal to the cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities or other assets received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)           all brokerage, legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and the Tax Sharing Agreement), as a consequence of such Asset Disposition;

(2)           all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)           all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition;

(4)           the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters;

(5)           any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, or for satisfaction of indemnities in respect of such Asset Disposition); and

(6)           in the case of an Asset Disposition by an Insurance Subsidiary, proceeds that are not permitted to be paid as a dividend or distribution by such Insurance Subsidiary pursuant to regulatory restrictions;

provided, however, that in the cases of clauses (4) and (5), upon reversal of any such reserve or the termination of any such escrow, Net Available Cash shall be increased by the amount of such reversal or any portion of funds released from escrow to the Company or any Restricted Subsidiary.

“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock of the Company or any Restricted Subsidiary or Indebtedness, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees, charges and expenses actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Excess Cash Flow” means, for any period, the sum, without duplication, of:

(1)           dividends paid in cash to the Company by any Subsidiary of the Company, net of Investments made in cash by the Company in any such Subsidiary; plus

(2)           interest paid in cash to the Company by any Subsidiary of the Company pursuant to any Indebtedness owing by such Subsidiary to the Company; plus

(3)           interest or principal paid in cash to the Company with respect to any Surplus Note; plus

(4)           management and other similar fees received by the Company under investment advisory service agreement, servicing agreements or otherwise from any Subsidiary of the Company; plus

(5)           amounts paid in cash to the Company pursuant to a loan made to it by any Subsidiary of the Company; plus

(6)           amounts paid in cash to the Company pursuant to the Tax Sharing Agreement by any Subsidiary of the Company; plus

(7)           the Company’s Investment Income received in cash; minus

(8)           cash operating expenses of the Company, which, for the avoidance of doubt, shall exclude the redemption price, repurchase price, premiums, fees, costs and expenses paid in cash incurred in connection with any redemption or repurchase of the Convertible 2009 Debt, the Convertible 2010 Debt, its subordinated debentures outstanding as of the Issue Date or any bonds, debentures or notes issued subsequent to the Issue Date; minus

(9)           Capitalized Expenditures of the Company made in cash; minus

(10)         any amounts paid in cash in respect of the Company’s Fixed Charges, scheduled principal amortization of Indebtedness and mandatory repayments of Indebtedness (other than mandatory repayments of Indebtedness in connection with any Restricted Payment); minus

(11)         any amounts paid by the Company in respect of interest on or in repayment of any loan referred to in clause (5) above; minus

(12)         any amounts paid in cash by the Company to any Insurance Subsidiary in respect of any overpayment by such Insurance Subsidiary of amounts required to be paid by such Insurance Subsidiary to the Company under the Tax Sharing Agreement, in each case for such period.

“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Subsidiary Guarantor.

“Non-Recourse Debt” means Indebtedness of a Person:

(1)           as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) other than a pledge of Equity Interests of the Unrestricted Subsidiary that is the obligor thereunder or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2)           no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes) of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3)           the explicit terms of which provide there is no recourse against any of the assets of the Company or the Restricted Subsidiaries other than recourse against any Equity Interests of the Unrestricted Subsidiary that is the obligor thereunder to the extent such Equity Interests are pledged in connection with such Indebtedness.

“Notes” means the Initial Notes and, more particularly, means any Note authenticated and delivered under this Indenture.  For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foregoing law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offer to Purchase” means an Asset Disposition Offer or a Change of Control Offer.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company or, in the event that a Person is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of such Person. Officer of any Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or a Restricted Subsidiary.

“Paying Agent” means initially, the Trustee and, thereafter, a replacement agent chosen by the Company in accordance with this Indenture.

“Permitted Bond Hedge” means (a) any net-settled call options or capped call options referencing the Company’s Common Stock purchased by the Company in connection with the issuance of convertible or exchangeable debt securities by the Company or any Restricted Subsidiary to hedge the Company’s or such Restricted Subsidiary’s obligations to deliver Common Stock under such Indebtedness, which call options are either “capped” or are purchased concurrently with the sale by the Company of a call option or options in respect of its Common Stock, in either case on terms that are customary for “call spread” transactions entered in connection with the issuance of convertible or exchangeable debt securities, and (b) the Convertible 2010 Debt Hedges.

“Permitted Investment” means:

(1)           any Investment in the Company or a Restricted Subsidiary, including through the purchase of Capital Stock of a Restricted Subsidiary;

(2)           any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

(a)           such Person becomes a Restricted Subsidiary; or

(b)           such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(3)           any Investment (a) in cash and Cash Equivalents or Investments that constituted cash or Cash Equivalents at the time made or (b) with a fixed maturity that has a rating of (x) at least AA- by S&P and, if such Investment is rated by Moody’s, at least Aa3 from Moody’s or (y) at least Aa3 by Moody’s and, if such Investment is rated by S&P, at least AA- from S&P.

(4)           any Investment consisting of receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)                                 any Investment consisting of commission, relocation, entertainment, payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)                                 any Investment consisting of loans or advances to, or guarantees of third party loans to, employees, officers or directors of the Company or any Subsidiary in the ordinary course of business in an aggregate amount outstanding at any time not in excess of $2.0 million with respect to all loans or advances or guarantees made since the Issue Date (without giving effect to the forgiveness of any such loan) or to fund such Person’s purchase of Capital Stock of the Company or any direct or indirect parent of the Company;

(7)                                 any Investment acquired by the Company or any Restricted Subsidiary:

(a)                                 in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a judgment, bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable;

(b)                                 as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

(c)                                  in the form of notes payable, or stock or other securities issued by account debtors to the Company or any Restricted Subsidiary pursuant to negotiated agreements with respect to the settlement of such account debtor’s accounts, and other Investments arising in connection with the compromise, settlement or collection of accounts receivable, in each case in the ordinary course of business;

(8)                                 any Investment made as a result of the receipt of non-cash consideration (including Designated Non-cash Consideration) from an Asset Disposition that was made pursuant to and in compliance with Section 4.09 or any other disposition of assets not constituting an Asset Disposition;

(9)                                 any Investment in existence on the Issue Date and any Investment committed to be made as of the Issue Date, and any extension, modification or renewal of any such Investments, or Investments purchased or received in exchange for such Investments, existing on, or committed to be made as of, the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(10)                          any Investment in any Person to the extent such Investment consists of Hedging Obligations or Swap Contracts, which transactions or obligations are Incurred in compliance with Section 4.08;

(11)                          any Investment consisting of a Guarantee of Indebtedness issued in accordance Section 4.08, and any Investment consisting of a guarantee to suppliers, licensors or the providers of operating leases (other than guarantees of Indebtedness) in the ordinary course of business;

(12)                          any Investment made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan, including, without limitation, split-dollar insurance policies, in an amount not to exceed the amount of compensation expense recognized by the Company and any Restricted Subsidiary in connection with such plans;

(13)                          any Investment received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(14)                          any Investment in any Person to the extent such Investment consists of prepaid expenses, negotiable instruments held for collection and lease, utility, unemployment insurance, workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(15)                          any Investment consisting of prepayments and other credits to suppliers made in the ordinary course of business;

(16)                          any Investment consisting of endorsements of negotiable instruments and documents in the ordinary course of business;

(17)                          any Investment consisting of loans or advances or similar transactions with customers, distributors, clients, developers, suppliers or purchasers of goods or services in the ordinary course of business;

(18)                          Investment by an Insurance Subsidiary (including by any Subsidiary of such Insurance Subsidiary that is not itself an Insurance Subsidiary) (a) in the ordinary course of business and consistent with the investment policy approved by the Board of Directors of such Insurance Subsidiary, (b) consistent with Investment guidelines approved by the applicable Insurance Regulatory Authority or (c) otherwise permitted by the applicable Insurance Regulatory Authority;

(19)                          any Investment by the Company that constitute an Investment that would be permitted to be made by an Insurance Subsidiary pursuant to clause (18) of this definition of “Permitted Investments”;

(20)                          any Investment of the type described in clause (vi) of the second paragraph of the definition of “Indebtedness” in connection with Statutory Reserve Financings;

(21)                          any Investment the payment for which consists of Equity Interests of the Company (other than Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available under Section 4.06(a)(C);

(22)                          any Investment to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions in Section 4.10(b)(2), (5) or (10);

(23)                          any Investments consisting of Permitted Bond Hedges; and

(24)                          Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (24), in an aggregate amount at the time of such Investment not to exceed $75.0 million outstanding at any one time (with the Fair Market Value of such Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Liens” means, with respect to any Person:

(1)                                 (x) pledges or deposits by such Person under workers’ compensation laws, unemployment, general insurance and other insurance laws and old age pensions and other social security or retirement benefits or similar legislation (including, without limitation, deposits made in the ordinary course of business to cash collateralize letters of credit described in clause (3) of the definition of “Indebtedness”), or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory or regulatory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or good faith deposits as security for contested taxes or import or customs duties or for the payment of rent or other obligations of like nature, in each case Incurred in the ordinary course of business and (y) collateral consisting of Cash Equivalents securing letters of credit issued in respect of obligations to insurers in an aggregate amount not to exceed $10.0 million at any time outstanding;

(2)                                 Liens imposed by law and carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens arising in the ordinary course of business;

(3)                                 Liens for taxes, assessments or other governmental charges or levies not yet due or that are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(4)                                 Liens in favor of issuers of surety, appeal or performance bonds or letters of credit or bankers’ acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)                                 minor survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)                                 Liens securing Hedging Obligations or Swap Contracts relating to Indebtedness so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation or Swap Contracts;

(7)                                 Liens in favor of clearing agencies or securities trading exchanges in connection with option derivative transactions arising due to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated thereunder;

(8)                                 leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

(9)                                 judgment Liens not giving rise to an Event of Default, and Liens securing appeal or surety bonds related to such judgment, so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10)                          Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, mortgage financings, purchase money indebtedness or other payments Incurred to finance assets or property (other than Capital Stock or other Investments) acquired, constructed, improved or leased in the ordinary course of business; provided that, in the case of this clause (10):

(a)                                 the aggregate principal amount of Indebtedness secured by such Liens does not exceed the cost of the assets or property so acquired, constructed or improved, plus reasonable fees and expenses of such Person incurred in connection therewith; and

(b)                                 such Liens are created within 180 days of construction, acquisition or improvement of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto and the proceeds thereof;

(11)                          Liens that constitute banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a bank, depositary or other financial institution, whether arising by operation of law or pursuant to contract;

(12)                          Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and the Restricted Subsidiaries in the ordinary course of business;

(13)                          Liens existing on the Issue Date (other than Liens permitted under clause (33) below);

(14)                          Liens on property, assets or shares of stock of a Person at the time such Person is acquired by, merged with or into or consolidated, combined or amalgamated with the Company or any Restricted Subsidiary; provided, that such Liens were not Incurred in connection with, or in contemplation of, such acquisition, merger, consolidation, combination or amalgamation; provided, further, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

(15)                          Liens on property existing at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, that such Liens were not Incurred in connection with, or in contemplation of, such acquisition; provided, further, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

(16)                          Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

(17)                          Liens on Capital Stock of Unrestricted Subsidiaries and Liens on property of an Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary; provided that such Liens were not incurred in connection with or in contemplation of such designation;

(18)                          good faith deposits as security for contested taxes or contested import to customs duties;

(19)                          Liens securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (9), (10), (12), (13), (14), (15), (16) and (19) of this definition; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(20)                          any interest or title of a lessor under any operating lease;

(21)                          Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(22)                          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with importation of goods;

(23)                          Liens arising out of conditional sale, title retention, consignment or similar arrangements, or that are contractual rights of set-off, relating to the sale or purchase of goods entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business;

(24)                          Liens on funds of the Company or any Subsidiary held in deposit accounts with third party providers of payment services securing credit card charge-back reimbursement and similar cash management obligations of the Company or the Subsidiaries;

(25)                          Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(26)                          Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder;

(27)                          Liens arising under escrows, trusts, custodianships, separate accounts, funds withheld procedures, and similar deposits, arrangements or agreements established with respect to insurance policies, annuities, guaranteed investment contracts and similar products underwritten by, or Reinsurance Agreements entered into by, any Insurance Subsidiary in the ordinary course of business;

(28)                          Deposits with Insurance Regulatory Authorities in the ordinary course of business;

(29)                          Liens on insurance policies and proceeds of insurance policies (including rebates of premiums) securing Indebtedness incurred pursuant to Section 4.08(b)(12) to finance the payment of premiums on the insurance policies subject to such Liens;

(30)                          statutory, common law or contractual Liens of landlords;

(31)                          customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Indebtedness permitted under Section 4.08 is Incurred;

(32)                          Liens on any cash earnest money deposit made by the Company or any Restricted Subsidiary in connection with any letter of intent or acquisition agreement that is not prohibited by this Indenture;

(33)                          Liens securing (A) Obligations with respect to Indebtedness Incurred pursuant to Section 4.08(b)(2) and (B) Hedging Obligations and cash management obligations that are secured ratably (other than with respect to cash collateral for letters of credit) with Indebtedness outstanding pursuant to Section 4.08(b)(2);

(34)                          Liens in favor of credit card processors granted in the ordinary course of business;

(35)                          Liens arising in connection with Cash Equivalents described in clause (5) of the definition of Cash Equivalents;

(36)                          Liens securing other obligations in an amount not to exceed $50.0 million at any time outstanding;

(37)                          Liens securing cash management obligations incurred in the ordinary course of business;

(38)                          Liens securing Indebtedness incurred pursuant to Section 4.08(b)(13) in an aggregate amount not to exceed $5.0 million and customary set-off rights in favor of depositary banks;

(39)                          Liens on the assets of a Non-Guarantor Subsidiary securing Indebtedness of a Non-Guarantor Subsidiary that was permitted by the terms of this Indenture to be incurred.

(40)                          any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any non-majority-owned joint venture or similar arrangement pursuant to any joint venture or similar arrangement the Investment in which was permitted under this Indenture;

(41)                          collateral consisting of Cash Equivalents securing Permitted Swap Obligations in an aggregate amount not to exceed, at any time, $10.0 million; provided that, for purposes of this clause (41), in the case of Cash Equivalents described in clauses (2), (3), (4) and (10) of the definition thereof, the one-year maturity limitations set forth in such clauses shall be disregarded;

(42)                          Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; and

(43)                          Liens on property of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary to the extent such Indebtedness is permitted to be Incurred pursuant to Section 4.08(b).

“Permitted Swap Obligations” means all Obligations of the Company or any of its Subsidiaries existing or arising under Swap Contracts; provided that such Obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of mitigating risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited under this Indenture, and not for purposes of speculation or taking a “market view.”

“Permitted Transactions” means (a) mortgage-backed security transactions in which an investor sells mortgage collateral, such as securities issued by the Government National Mortgage Association and the Federal Home Loan Mortgage Corporation, for delivery in the current month while simultaneously contracting to repurchase “substantially the same” (as determined by the Public Securities Association and GAAP) collateral for a later settlement, (b) transactions in which an investor lends cash to a primary dealer and the primary dealer collateralizes the borrowing of the cash with certain securities, (c) transactions in which an investor lends securities to a primary dealer and the primary dealer collateralizes the borrowing of the securities with cash collateral, (d) transactions in which an investor makes loans of securities to a broker-dealer under an agreement requiring such loans to be continuously secured by cash collateral or United States government securities, (e) transactions structured as, and submitted to the NAIC Security Valuation Office for approval as, Replication (Synthetic Asset) Transactions (RSAT) (provided that, to the extent that such approval is not granted in respect of any such transaction, such transaction shall cease to constitute a Permitted Transaction 30 days following the date of such rejection, denial or non-approval), and (f) transactions in which a federal home loan mortgage bank (a “FHLMB”) makes loans to an Insurance Subsidiary, that are sufficiently secured by appropriate assets of such Insurance Subsidiary consisting of government agency mortgage-backed securities in accordance with the rules, regulations and guidelines of such FHLMB for its loan programs.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, jointstock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Rating Agencies” means S&P and Fitch Ratings, Inc. or if S&P or Fitch Ratings, Inc. or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating organization or organizations, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Fitch Ratings, Inc. or both, as the case may be.

“Record Date” for the interest payable on any applicable Interest Payment Date means the January 1 or July 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, replace, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for or to consolidate, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Indebtedness that Refinances any other Indebtedness, including any successive Refinancings, so long as:

(1)                                 such Indebtedness is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(a)                                 the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced, and

(b)                                 an amount necessary to pay any fees and expenses, including accrued and unpaid interest, premiums, transaction costs and defeasance costs, related to such Refinancing,

(2)                                 other than in the case of the Convertible 2009 Debt or the Convertible 2010 Debt, the Average Life of such Indebtedness is equal to or greater than the Average Life of the Indebtedness being Refinanced,

(3)                                 the Stated Maturity of such Indebtedness (other than the Convertible 2009 Debt and Convertible 2010 Debt) is no earlier than the Stated Maturity of the Indebtedness being Refinanced,

(4)                                 in the case of the Convertible 2009 Debt and the Convertible 2010 Debt, (i) the Stated Maturity of such Indebtedness is no earlier than 91 days after the Stated Maturity of the Notes and (ii) the Average Life of such Indebtedness extends at least to the date that is 91 days after the Stated Maturity of the Notes; and

(5)                                 if the Indebtedness being Refinanced was subordinated to the Notes or the Subsidiary Guarantees, the new Indebtedness shall be subordinated to the Notes or the Subsidiary Guarantees, as applicable, at least to the same extent as such Indebtedness being Refinanced;

provided, however, that Refinancing Indebtedness shall not include:

(x)                                 Indebtedness of a Restricted Subsidiary of the Company that is not a Subsidiary Guarantor that Refinances Indebtedness of the Company or a Subsidiary Guarantor, or

(y)                                 Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Reinsurance Agreements” means any agreement, contract, treaty, certificate or other arrangement providing for Ceded Reinsurance by any Insurance Subsidiary or any Subsidiary of any Insurance Subsidiary under one or more insurance, annuity, reinsurance or retrocession policies, agreements, contracts, treaties, certificates or similar arrangements. Reinsurance Agreements shall include, but not be limited to, any agreement, contract, treaty, certificate or other arrangement that is treated as such by the applicable Insurance Regulatory Authority.

“Related Business” means any business that is the same as or related, ancillary or complementary to any of the businesses of the Company and the Restricted Subsidiaries on the Issue Date and any reasonable extension or evolution of any of the forgoing.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Retrocession Agreement” means any agreement, contract, treaty or other arrangement whereby any Insurance Subsidiary or any Subsidiary of any Insurances Subsidiary cedes reinsurance to other insurers (other than to another Insurance Subsidiary or a Subsidiary of another Insurance Subsidiary).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale/Leaseback Transaction” means any direct or indirect arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or such Restricted Subsidiary transfers such property to a Person (other than the Company or any of its Subsidiaries) and the Company or such Restricted Subsidiary leases it from such Person.

“SAP” shall mean, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the Insurance Regulatory Authority of its jurisdiction of legal domicile, consistently applied as in effect from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Second Supplemental Indenture” shall have the meaning set forth in the recitals hereto.

“Securities” shall have the meaning set forth in the recitals hereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Registrar” means initially, the Trustee and, thereafter, a replacement registrar chosen by the Company in accordance with this Indenture.

“Senior Credit Agreement” means the Credit Agreement, dated January 28, 2011, among the Company, JPMorgan Chase Bank, N.A., SunTrust Bank and Deutsche Bank Securities, Inc., as amended by the First Amendment, dated as of July 12, 2013.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Special Purpose Subsidiary” means any Restricted Subsidiary formed solely to issue Surplus Notes or other obligations in connection with a Statutory Reserve Financing or enter into Reinsurance Agreements in connection with a Statutory Reserve Financing or enter into ancillary obligations in respect of the foregoing.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Statutory Reserve Financing” means a transaction or series of transactions entered into primarily for the purpose of financing a portion of the statutory reserves required to be held by an Insurance Subsidiary, where the proceeds or funding obligations provided by the financing counterparty or counterparties in such transaction or transactions are not expected, as of the date such transaction or transactions are entered into, to be used or applied to pay insurance or reinsurance claims reasonably projected to be payable as of the date such transaction or transactions are entered into.

“Subordinated Obligation” means any Indebtedness of the Company or a Restricted Subsidiary (whether outstanding on the Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the Notes pursuant to its terms. No Indebtedness of the Company shall be deemed to be subordinated or junior in right of payment to any other Indebtedness of the Company solely by virtue of Liens, Guarantees, maturity or payments or structural subordination.

“Subsidiary” of any Person means (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), or (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof). Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Subsidiary Guarantee” means, individually, any Guarantee by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be set forth in a supplement to this Indenture.

“Subsidiary Guarantor” means any Restricted Subsidiary that provides a Subsidiary Guarantee in accordance with this Indenture; provided that upon release or discharge of such Restricted Subsidiary from its Subsidiary Guarantee in accordance with this Indenture, such Restricted Subsidiary ceases to be a Subsidiary Guarantor.

“substantially concurrent” means, with respect to two or more events, the occurrence of such events within 60 days of each other.

“Surplus Note” means a promissory note executed by an Insurance Subsidiary of the type generally described in the insurance industry as a “surplus note,” the principal amount of which an insurance regulator permits the issuer to record as an addition to Capital and Surplus rather than as a liability in accordance with SAP.

“Surplus Relief Reinsurance” means any transaction in which any Insurance Subsidiary or any Subsidiary of an Insurance Subsidiary cedes business under a Reinsurance Agreement that would be considered a “financing-type” reinsurance agreement as determined in accordance with GAAP.

“Swap Contract” means any agreement relating to any transaction (whether or not arising under a master agreement) that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, futures contract, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option, credit derivative transaction or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and any master agreement relating to or governing any or all of the foregoing; provided that, for the avoidance of doubt, “Swap Contracts” shall not include any Permitted Bond Hedges or the 2010 Warrants.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Tax Sharing Agreement” means the consolidated income tax agreement, dated April 11, 2011, among the Company and certain of its Subsidiaries as in effect on the Issue Date or as thereafter amended in any manner, that, taken as a whole, is not more disadvantageous to the Holders in any material respect than any such agreement as it was in effect on the Issue Date, it being understood that, any amendment the purpose of which is to add Subsidiaries of the Company as parties to such agreement shall not be to be more disadvantageous to the Holders solely by virtue of adding such Subsidiaries as parties..

“Total Capitalization” means, without duplication, (a) the amount described in clause (a) of the definition of “Debt to Total Capitalization Ratio” plus (b) the Total Shareholders’ Equity of the Company.

“Total Shareholders’ Equity” means the total common and preferred shareholders’ equity of the Company as determined in accordance with GAAP (calculated excluding (i) unrealized gains (losses) on securities as determined in accordance with FASB ASC 320 (Investments—Debt and Equity Securities) and (ii) any charges taken to write off any goodwill included on the Company’s balance sheet on the Issue Date to the extent such charges are required by FASB ASC 320 (Investments—Debt and Equity Securities) and ASC 350 (Intangibles—Goodwill and Others)).

“Trade Payables” means, with respect to any Person, any accounts payable to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transactions” means, collectively, the offering of the Notes, the proposed redemption or repurchase of the Convertible 2009 Debt and the 2010 Convertible Debt and the use of the remaining proceeds of the offering of the Notes as described in the Prospectus Supplement, dated July 12, 2013, of the Company.

“Treasury Rate” means, as obtained by the Company, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to July 15, 2017; provided, however, that if the period from the redemption date to July 15, 2017 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to July 15, 2017 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means such successor.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1)                                 any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)                                 any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1)                                 such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2)                                 all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter while they are Unrestricted Subsidiaries, consist of Non-Recourse Debt;

(3)                                 such designation and the Investment of the Company in such Subsidiary complies with Section 4.06;

(4)                                 such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries; and

(5)                                 such Subsidiary is a Person with respect to which neither the Company nor any of the Restricted Subsidiaries has any direct or indirect obligation:

(a)                                 to subscribe for additional Capital Stock of such Person; or

(b)                                 to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness pursuant to Section 4.08(a) on a pro forma basis taking into account such designation.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

“Wholly Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares or local ownership shares) is owned by the Company or another Wholly Owned Subsidiary.

Section 1.02.   Other Definitions.

Term	Defined in Section
“Agent Members”	2.1(c) of Appendix A
“Affiliate Transaction”	4.10(a)
“Applicable Procedures”	1.1(a) of Appendix A
“Asset Disposition Offer”	4.09(c)
“Asset Disposition Offer Amount”	3.05(b)
“Asset Disposition Offer Period”	3.05(b)
“Asset Disposition Purchase Date”	3.05(b)
“Change of Control Offer”	4.12(b)
“Change of Control Payment”	4.12(b)
“Change of Control Payment Date”	4.12(b)
“Clearstream”	1.1(a) of Appendix A
“Covenant Defeasance”	13.03
“Defeasance”	13.02 of Base Indenture
“Euroclear”	1.1(a) of Appendix A
“Event of Default”	6.01(a)
“Excess Proceeds”	4.09(c)
“Expiration Date”	8.01(b)

Term	Defined in Section
“Global Note”	2.02(b)
“Global Notes Legend”	2.3(d) of Appendix A
“Guaranteed Obligations”	10.01(a)
“Increased Amount”	4.11(b)
“OID Notes Legend”	2.3(d) of Appendix A
“Pari Passu Indebtedness”	4.09(c)
“payment default”	6.01(a)(5)(a)
“PDF”	14.19
“Reinstatement Date”	4.14(b)
“Restricted Payment”	4.06(a)
“Security Register”	2.05(b) of Base Indenture
“Successor Company”	5.01(a)
“Successor Guarantor”	5.01(c)
“Suspended Covenants”	4.14(a)
“Suspension Period”	4.14(b)

Section 1.03.   Rules of Construction.

Unless the context otherwise requires:

(1)                                 a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein, and a term used herein that is defined in the Trust Indenture Act, either directly or by reference therein, shall have the meaning assigned to it therein;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 words in the singular include the plural, and words in the plural include the singular;

(5)                                 provisions apply to successive events and transactions;

(6)                                 unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(7)                                 the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(8)                                 “including” means including without limitation;

(9)                                 references to sections of, or rules under, the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(10)                          unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(11)                          in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Company may classify such transaction as it, in its sole discretion, determines.

Section 1.04.   Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act as applicable to this Indenture, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act term used in this Indenture has the following meaning:

“obligor” on the Notes and the Subsidiary Guarantees means the Company and the Subsidiary Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.05.   Status of Base Indenture.

The amendments and other modifications of the Base Indenture set forth in this Second Supplemental Indenture shall apply solely for purposes of the Notes and not for purposes of any other Securities.  Any provision of the Base Indenture amended or otherwise modified by this Second Supplemental Indenture shall apply to the Notes as so amended or modified, and any provision of the Base Indenture not amended or modified by this Second Supplemental Indenture shall apply to the Notes unless otherwise specifically stated in this Second Supplemental Indenture.

ARTICLE 2

THE NOTES

Section 2.01.   Designation, Principal Amount and Issuance. There is hereby authorized a series of Securities designated as the 6.625% Senior Notes due 2021, in an aggregate initial principal amount of $400,000,000, except for Notes authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Notes pursuant to Section 2.05, Section 2.06, Section 2.07 or Section 9.04 of the Base Indenture. The Notes, upon execution of this Second Supplemental Indenture, shall be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes in accordance with an Officers’ Certificate. The Notes shall be senior obligations of the Company.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first interest payment date and the initial interest accrual date); provided that the Company’s ability to issue Additional Notes shall be subject to the Company’s compliance with Section 4.08. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

Section 2.02.   Form, Payment and Appointment.

(a)                                 Provisions relating to the Initial Notes, Additional Notes and any other Notes issued under this Indenture are set forth in Appendix A hereto, which is hereby incorporated in and expressly made a part of this Indenture.  The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture.  The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

(b)                                 The Notes will be Global Securities and will initially be issued in fully registered, permanent global form without coupons (a “Global Note”), and the Depositary shall be DTC or such other depositary as any Officer of the Company may from time to time designate. Solely for purposes of the Notes and not for purposes of any other Securities, the Base Indenture is hereby modified to provide that each Global Note shall bear the Global Notes Legend rather than the legend set forth in Section 2.11(a)(iv) of the Base Indenture.

(c)                                  Installments on the Notes will be payable, the transfer of such Notes will be registrable and such Notes will be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company, which shall initially be the Corporate Trust Office of the Trustee.

(d)                                 The Security Registrar and Paying Agent for the Notes shall initially be the Trustee.

(e)                                  The Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.03.   Security Registrar and Paying Agent.

(a)                                 The Company shall maintain at least one office or agency where Notes may be presented for payment (“Paying Agent”).  The Company may appoint one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Securities Registrar without prior notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Security Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Restricted Subsidiaries may act as Paying Agent or Security Registrar.

(b)                                 The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes.

Section 2.04.   Paying Agent to Hold Money in Trust.

The Company shall, no later than 11:00 a.m. (New York City time) on each due date for the payment of principal, premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.  The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest on the Notes.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, a Paying Agent shall have no further liability for the money.  If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.   Outstanding Notes.

(a)                              The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.06 as not outstanding.  Except as set forth in Section 2.07, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b)                                 If a Note is replaced pursuant to Section 2.07 of the Base Indenture, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.

(c)                                  If the principal amount of any Note is considered paid under Section 4.01 of the Base Indenture, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.

(d)                                 If a Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to an Offer to Purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.06.   Treasury Notes.

In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.

ARTICLE 3

REDEMPTION

Section 3.01.   Notice of Redemption.

Solely for purposes of the Notes and not for purposes of any other Securities, the first sentence of Section 3.02(a) of the Base Indenture is hereby amended by replacing such sentence with the following sentences:

In case the Company shall desire to exercise such right to redeem all or, as the case may be, a portion of the Notes in accordance with the right reserved so to do, the Company shall, or shall cause the Trustee to, give notice of such redemption to the Holders, with a copy to the Trustee, at least 30 and not more than 60 days prior to the applicable redemption date mailed by first class mail, postage prepaid, to each Holder’s registered address or in accordance with the Applicable Procedures.  Notwithstanding the foregoing, redemption notices may be mailed or otherwise provided more than 60 days prior to a redemption date if such notice is issued in connection with the discharge of the obligations of the Company and the Subsidiary Guarantors under the Notes pursuant to the Company’s exercise of the defeasance or satisfaction and discharge provisions under this Indenture.

In addition, solely for purposes of the Notes and not for purposes of any other Securities, the first paragraph of Section 3.02(b) of the Base Indenture is hereby amended by replacing such paragraph with the following:

If less than all the Securities of a series are to be redeemed, the Company shall give the Trustee at least 45 days’ notice in advance of the date fixed for redemption (or such shorter notice period as the Trustee may agree) as to the aggregate principal amount of Notes to be redeemed, and thereupon the Trustee shall select the Notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on as nearly a pro rata basis as possible or by lot or such other similar method in accordance with the Applicable Procedures (subject to such rounding as may be necessary so that Notes are redeemed in whole increments of $1,000 and no Note of $2,000 in original principal amount or less will be redeemed in part), and the Trustee shall thereafter promptly notify the Company in writing of the numbers of the Notes to be redeemed, in whole or in part.

Section 3.02.   Deposit of Redemption or Purchase Price.

(a)                                 No later than 11:00 a.m. (New York City time) on the redemption or purchase date (or such later time as such date to which the Trustee may reasonably agree), the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.  Solely for purposes of the Notes and not for purposes of any other Securities, the last sentence of Section 3.03(a) of the Base Indenture is hereby amended and restated in its entirety as follows:

On presentation and surrender of the Notes on or after the date fixed for redemption at the place of payment specified in the notice, the Notes shall be paid and redeemed at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption (but if the date fixed for redemption is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders whose Notes will be subject to redemption by the Company).

(b)                                 If the Company complies with the provisions of Section 3.03 of the Base Indenture and Section 3.02(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with Section 3.02(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and, to the extent lawful, on any interest accrued to the redemption or purchase date but not paid on such unpaid principal, in each case at the rate provided in the Notes.

Section 3.03.   Optional Redemption.

(a)                                 At any time prior to July 15, 2017, the Company may redeem the Notes, in whole or in part, on any one or more occasions, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(b)                                 The Company may on any one or more occasions prior to July 15, 2016 redeem up to 35% of the original principal amount of the Notes (including any Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price equal to 106.625% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that (1) at least 65% of the original principal amount of the Notes (including any Additional Notes) remains outstanding after each such redemption; and (2) the redemption occurs within 90 days after the closing of such Equity Offering.

(c)                                  Except pursuant to clause (a) or (b) of this Section 3.03, the Notes shall not be redeemable at the Company’s option prior to July 15, 2017.

(d)                                 On and after July 15, 2017, the Company may redeem all or, from time to time, a part of the Notes at the following redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) plus accrued and unpaid interest on the Notes, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

Year	Percentage
2017	103.313%
2018	101.656%
2019 and thereafter	100.000%

(e)                                  Any redemption pursuant to this Section 3.03 shall be made pursuant to the provisions of Sections 3.01 through 3.05 of the Base Indenture, as amended hereby.

(f)                                   Any redemption notice in connection with this Section 3.03 may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of an Equity Offering or other corporate transaction.

Section 3.04.   Mandatory Redemption.

The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.  Sections 3.04, 3.05 and 3.06 of the Base Indenture shall not apply to the Notes.

Section 3.05.   Offers to Repurchase by Application of Excess Proceeds.

(a)                                 In the event that, pursuant to Section 4.09, the Company is required to commence an Asset Disposition Offer, the Company will follow the procedures specified below.

(b)                                 The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company will purchase the principal amount of Notes required to be purchased pursuant to Section 4.09 (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered and not properly withdrawn, all Notes validly tendered in response to the Asset Disposition Offer. Payment for any Notes so purchased will be made in the same manner as interest payments on the Notes are made.

(c)                                  If the Asset Disposition Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest up to but excluding the Asset Disposition Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date.

(d)                                 Upon the commencement of an Asset Disposition Offer, the Company shall send a notice (or, in the case of Global Notes, otherwise communicate in accordance with the Applicable Procedures) to each of the Holders, with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Disposition Offer.  The Asset Disposition Offer shall be made to all Holders and, if required, all holders of Pari Passu Indebtedness.  The notice, which shall govern the terms of the Asset Disposition Offer, shall state:

(1)                                 that the Asset Disposition Offer is being made pursuant to this Section 3.05 and Section 4.09 and the length of time the Asset Disposition Offer shall remain open;

(2)                                 the Asset Disposition Offer Amount, the purchase price, including the portion thereof representing any accrued and unpaid interest, and the Asset Disposition Purchase Date;

(3)                                 that any Note not properly tendered or accepted for payment shall continue to accrue interest;

(4)                                 that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Disposition Offer will cease to accrue interest on and after the Asset Disposition Purchase Date;

(5)                                 that Holders electing to have a Note purchased pursuant to an Asset Disposition Offer may elect to have Notes purchased in integral multiples of $1,000 only (except that no Note will be purchased in part if the remaining principal amount would be less than $2,000);

(6)                                 that Holders electing to have a Note purchased pursuant to any Asset Disposition Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect

Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Company, the Depositary, if applicable, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Disposition Purchase Date;

(7)                                 that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives at the address specified in the notice, not later than the expiration of the Asset Disposition Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Note purchased;

(8)                                 that, if the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by the Holders thereof exceeds the Asset Disposition Offer Amount, then the Notes and such Pari Passu Indebtedness will be purchased on a pro rata basis based on the aggregate accreted value or principal amount, as applicable, of the Notes or such Pari Passu Indebtedness tendered, and the selection of the Notes for purchase shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on as nearly a pro rata basis as possible (subject to such rounding as may be necessary so that Notes are redeemed in whole increments of $1,000 and no Note of $2,000 in original principal amount or less will be redeemed in part); and

(9)                                 that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same Indebtedness to the extent not repurchased.

(e)                                  On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes or portions of Notes validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes validly tendered and not properly withdrawn, in each case in minimum denominations of $1,000 (except that no Note will be purchased in part if the remaining principal amount would be less than $2,000). The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver (or cause to be transferred by book-entry) to each tendering Holder of Notes an amount equal to the purchase price of the Notes validly tendered and not properly withdrawn by such holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon receipt of an Officers’ Certificate from the Company, will authenticate and mail or deliver such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel will be required for the Trustee to authenticate and mail or deliver such new Note), in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof.  The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

(f)                                   Other than as specifically provided in this Section 3.05 or Section 4.09, any purchase pursuant to this Section 3.05 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06 of the Base Indenture, as amended hereby.

ARTICLE 4

COVENANTS

Section 4.01.   Payment of Principal, Premium and Interest.

(a)                                 Solely for purposes of the Notes and not for purposes of any other Securities, the second sentence of Section 4.01(a) of the Base Indenture is hereby amended and restated in its entirety as follows:

An installment of principal, premium, if any, or interest shall be considered paid on the applicable due date if on such date the Paying Agent, if other than the Company or a Restricted Subsidiary, holds as of 11:00 a.m. (New York City) time, in accordance with this Indenture, money sufficient to pay all of such installment then due.

In addition, solely for purposes of the Notes and not for purposes of any other Securities, Section 4.01(a) of the Base Indenture is further amended by adding the following sentence at the end thereof:

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

(b)                                 Section 4.01(b) of the Base Indenture relating to Deferral Periods (as defined in the Base Indenture) shall not apply to the Notes.

Section 4.02.   Maintenance of Office or Agency(a)            .

The Company has initially designated the Corporate Trust Office of the Trustee as the “Place of Payment” for purposes of Section 4.02 of the Base Indenture.

Section 4.03.   Statement by Officers as to Default(a)  .

Solely for purposes of the Notes and not for purposes of any other Securities, Section 4.04 of the Base Indenture is hereby amended and restated in its entirety as follows:

The Company and each Subsidiary Guarantor (to the extent that such Subsidiary Guarantor is so required under the Trust Indenture Act) will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and the Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company and each Subsidiary Guarantor have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Company and each Subsidiary Guarantor have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such

Defaults of which he or she may have knowledge and what action the Company and each Subsidiary Guarantor are taking or propose to take with respect thereto).

When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Company or any Subsidiary of the Company gives any notice or takes any other action with respect to a claimed Default, the Company will promptly (which shall be within 30 days after the knowledge thereof if such event is still continuing) send to the Trustee an Officers’ Certificate specifying such event, its status and what action the Company is taking or proposes to take with respect thereof.

Section 4.04.   Stay, Extension and Usury Laws.

The Company and each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05.   Reports and Other Information.

(a)                                 Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will furnish to the Trustee and the registered Holders of the Notes, within 15 days of the applicable time periods specified in the relevant forms: (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s discussion and analysis of financial condition and results of operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s independent registered public accounting firm; and (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports; provided, however, that to the extent such reports are filed with the SEC and publicly available, such reports shall have been deemed to have been provided to the Trustee and the Holders and no additional copies need to be provided to the Trustee and the Holders.

(b)                                 If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the quarterly and annual financial information required by Section 4.05(a) shall include a summary presentation, in the footnotes to the financial statements, of the financial condition and results of operations of the Company and the Restricted Subsidiaries.

(c)                                  Unless such reports are otherwise filed with the SEC, the Company shall maintain a website to which all of the reports and press releases required by this Section 4.05 are posted to which access will be given to the Trustee, and Holders, prospective purchasers of the Notes, securities analysts and market making institutions that certify their status as such to the reasonable satisfaction of the Company.

(d)                                 In addition, if at any time any direct or indirect parent company of the Company guarantees the Notes (there being no obligation of any such parent to do so), such entity holds no material assets other than cash, cash equivalents and the Capital Stock of the Company or any other direct or indirect parent of the Company (and performs the related incidental activities associated with such ownership) and would comply with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be furnished to Holders pursuant to this Section 4.05 may, at the option of the Company, be furnished by and be those of such parent rather than the Company.

(e)                                  Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner a report required by this Section 4.05 shall be deemed cured (and the Company shall be deemed to be in compliance with this Section 4.05) upon furnishing or filing such report or certification as contemplated by this Section 4.05 (but without regard to the date on which such report or certification is so furnished or filed); provided that such cure shall not otherwise affect the rights of the Holders pursuant to Article VI of the Base Indenture, as amended by Article 6 of this Second Supplemental Indenture, if the principal, premium, if any, and accrued interest have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

Section 4.06.   Limitation on Restricted Payments.

(a)                                 Unless the Debt to Total Capitalization Ratio as of the last day of the Company’s most recently ended fiscal quarter for which internal financial statements are available that immediately precedes the date of any Restricted Payment, calculated immediately after giving effect to such Restricted Payment and any related transactions on a pro forma basis, is equal to or less than 17.5%, the Company will not, and will not permit any of the Restricted Subsidiaries, directly or indirectly, to:

(1)                                 declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) other than:

(a)                                 dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and

(b)                                 dividends or distributions by a Restricted Subsidiary payable to the Company or another Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to its other holders of any series or class of Capital Stock on a pro rata basis in respect of such series or class or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of a greater value than it would receive on a pro rata basis);

(2)                                 purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock)); provided that, for the avoidance of doubt, the redemption price or repurchase price paid in cash in connection with any redemption or repurchase of any convertible or exchangeable debt securities (other than Subordinated Obligations) shall not constitute a Restricted Payment;

(3)                                 make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations other than the purchase, repurchase, redemption, defeasance or other acquisition of (a) any Subordinated Obligations in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or acquisition or (b) Indebtedness of the Company owing to and held by any Subsidiary Guarantor or Indebtedness of a Subsidiary Guarantor owing to and held by the Company or any other Subsidiary Guarantor permitted to be Incurred pursuant to Section 4.08(b)(4); or

(4)                                 make any Restricted Investment

(all such payments and other actions referred to in clauses (1) through (4) above (other than any exception thereto) shall be referred to as a “Restricted Payment”), unless, at the time of and after giving effect to such Restricted Payment:

(A)                               no Default shall have occurred and be continuing (or would result therefrom);

(B)                               immediately after giving effect to such transaction on a pro forma basis, (1) the Company could Incur $1.00 of additional Indebtedness under Section 4.08(a); and (2) the Aggregate RBC Ratio exceeds 225%;

(C)                               the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (excluding Restricted Payments made pursuant to Section 4.06(b)(1), (2), (3), (5), (6), (7), (8), (9), (10), (12), (13), (14), (15) and (16)) would not exceed the sum of, without duplication:

(i)                                     50% of the Net Excess Cash Flow for the period (taken as one accounting period) beginning with the first day of the fiscal quarter in which the Issue Date occurs to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Net Excess Cash Flow for such period is a deficit, minus 100% of such deficit), plus

(ii)                                100% of the aggregate Net Cash Proceeds and the Fair Market Value of marketable securities or other property received by the Company or a Restricted Subsidiary from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date, other than:

(A)                               Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination; and

(B)                               Net Cash Proceeds received by the Company from the issue and sale of its Capital Stock or capital contributions to the extent applied to redeem Notes in compliance with Section 3.03(b); plus

(iii)                             the amount by which Indebtedness of the Company and the Restricted Subsidiaries is reduced on the Company’s consolidated balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company or the Restricted Subsidiaries for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Company upon such conversion or exchange); plus

(iv)                             100% of the Net Cash Proceeds and the Fair Market Value of property other than cash and marketable securities from the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made after the Issue Date and redemptions and repurchases of such Restricted Investments from the Company or the Restricted Subsidiaries and repayment of Restricted Investments in the form of loans or advances from the Company and the Restricted Subsidiaries and releases of Guarantees that constitute Restricted Investments by the Company and the Restricted Subsidiaries; plus

(v)                                100% of the Net Cash Proceeds and the Fair Market Value of property other than cash and marketable securities received by the Company or the Restricted Subsidiaries from the sale (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to Section 4.06(b)(11) or (20) or to the extent such Investment constituted a Permitted Investment); plus

(vi)                              to the extent that any Unrestricted Subsidiary designated as such after the Issue Date is redesignated as a Restricted Subsidiary or any Unrestricted Subsidiary merges into or consolidates with the Company or any of the Restricted Subsidiaries or any Unrestricted Subsidiary transfers, dividends or distributes assets to the Company or a Restricted Subsidiary, in each case after the Issue Date, the Fair Market Value of such Subsidiary as of the date of such redesignation or such merger or consolidation, or in the case of the transfer, dividend or distribution of assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary, the Fair Market Value of such assets of the Unrestricted Subsidiary, as determined at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer, dividend or distribution of assets (other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to Section 4.06(b)(11) or (20) of or to the extent such Investment constituted a Permitted Investment).

(b)                                 The provisions of Section 4.06(a) will not prohibit:

(1)                                 any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations or any Restricted Investment made in exchange for, or out of the proceeds of a contribution to the common equity capital of the Company or the substantially concurrent sale of, Capital Stock of the Company (other than (x) Disqualified Stock and (y) Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that the Net Cash Proceeds from such contribution or sale of Capital Stock will be excluded from Section 4.06(a)(C)(ii);

(2)                                 any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations made in exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Refinancing Indebtedness;

(3)                                 any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made in exchange for, or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, so long as such Disqualified Stock is permitted to be Incurred pursuant to Section 4.08;

(4)                                 dividends paid or redemptions made within 60 days after the date of declaration or the giving of the redemption notice if at such date of declaration or notice such dividend or redemption would have complied with this provision;

(5)                                 the purchase, repurchase, redemption or other acquisition (including by cancellation of indebtedness), cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company held by any existing or former employees, management or directors of or consultants to the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase or payment provisions under employee stock option or stock purchase agreements or other compensatory agreements approved by the Board of Directors of the Company or the compensation committee thereof; provided that such purchases, repurchases, redemptions, acquisitions, cancellations or retirements pursuant to this clause (5) will not exceed $5.0 million in the aggregate during any calendar year (with any unused amounts in a given calendar year being available in succeeding calendar years so long as the amount does not exceed $10.0 million in any given calendar year); provided that amount in any calendar year (with any unused amounts in a given calendar year being available in succeeding calendar years) may be increased by an amount not to exceed:

(a)                                 the Net Cash Proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Company to existing or former employees or members of management of the Company or any of its Subsidiaries that occurs after the Issue Date, to the extent the Net Cash Proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments (provided that the Net Cash Proceeds from such sales will be excluded from Section 4.06(a)(C)(ii)); plus

(b)                                 the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries after the Issue Date relating to the Company’s or such Restricted Subsidiaries’ key persons who are so insured; less

(c)                                  the amount of any Restricted Payments previously made with the Net Cash Proceeds described in clauses (a) and (b) of this clause (5);

provided that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from any existing or former employees, management, directors or consultants of the Company or any Restricted Subsidiary in connection with a repurchase of Capital

Stock of the Company will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Indenture;

(6)                                 the accrual, declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary issued in accordance with the terms of this Indenture to the extent such dividends are included in the definition of Fixed Charges and payment of any redemption price or liquidation value of any such Disqualified Stock or Preferred Stock when due at final maturity in accordance with its terms;

(7)                                 repurchases or other acquisitions of Capital Stock deemed to occur (i) upon the exercise of stock options, warrants, restricted stock units or other rights to purchase Capital Stock or other convertible securities if such Capital Stock represents a portion of the exercise price thereof or conversion price thereof or (ii) in connection with withholdings or similar taxes payable by any future, present or former employee, director or officer;

(8)                                 the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligations at a purchase price not greater than 101% of the principal amount of (plus accrued and unpaid interest on) such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to those set forth in Section 4.12; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made a Change of Control Offer under this Indenture and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer under this Indenture;

(9)                                 cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company or other exchanges of securities of the Company or a Restricted Subsidiary in exchange for Capital Stock of the Company;

(10)                          the purchase, repurchase, redemption, acquisition or retirement of Subordinated Obligations with unutilized Excess Proceeds remaining after an Asset Disposition Offer pursuant to Section 4.09;

(11)                          other Restricted Payments not to exceed $50.0 million in the aggregate since the Issue Date;

(12)                          the purchase of fractional shares of Capital Stock of the Company arising out of stock dividends, splits or combinations or mergers, consolidations or other acquisitions;

(13)                          in connection with any acquisition by the Company or any of its Subsidiaries, the receipt or acceptance of the return to the Company or any of the Restricted Subsidiaries of Capital Stock of the Company constituting a portion of the purchase price consideration in settlement of indemnification claims or as a result of a purchase price adjustment (including earn outs or similar obligations);

(14)                          the distribution of rights pursuant to any shareholder rights plan or the redemption of such for nominal consideration in accordance with the terms of any shareholder rights plan;

(15)                          payments or distributions to stockholders pursuant to appraisal rights required under applicable law in connection with any merger, consolidation or other acquisition by the Company or any Restricted Subsidiary;

(16)                          the distribution or transfer, as a dividend, Investment or otherwise, of shares of Capital Stock of Unrestricted Subsidiaries;

(17)                          the declaration and payment of dividends on the Company’s Common Stock in an amount not to exceed $15.0 million in the aggregate during any calendar year;

(18)                          any payment of cash by the Company or any Subsidiary issuer to a holder of Existing Convertible Notes upon conversion or exchange of the Existing Convertible Notes which cash payment (i) is required pursuant to the terms of the Convertible 2009 Debt Documents or the Convertible 2010 Debt Documents, as the case may be (including, without limitation, due to an election of the holder of such Existing Convertible Notes in accordance with the terms thereof), as in effect on the Issue Date and (ii) in the case of the Convertible 2009 Debt, does not exceed an amount equal to the principal amount of the Convertible 2009 Debt that is converted or exchanged and any accrued interest paid thereon;

(19)                          (i) the purchase of any Permitted Bond Hedge or (ii) any cash payment made in connection with the exercise or early termination of the Convertible 2010 Debt Hedges which cash payment is required pursuant to the terms of the Convertible 2010 Debt Hedges, as in effect on the Issue Date; and

(20)                          Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (20) that are at the time outstanding, not to exceed $5.0 million at the time of such investment; provided, that the dollar amount of Investments made pursuant to this clause (20) may be reduced by the Fair Market Value of the proceeds received by the Company and/or the Restricted Subsidiaries from the subsequent sale, disposition or other transfer of such Investments (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

provided, however, that at the time of and after giving effect to any Restricted Payment permitted under Section 4.06(b)(8), (10), (11), (15) and (17), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c)                                  The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of such Restricted Payment of the assets or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The Fair Market Value of any cash Restricted Payment shall be its face amount, and any non-cash Restricted Payment shall be determined conclusively in Good Faith by the Company.

(d)                                 For purposes of determining compliance with this Section 4.06, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in Section 4.06(b)(1) through (20) above, or is entitled to be made pursuant to Section 4.06(a), the Company will be entitled to divide and classify such Restricted Payment (or portion thereof) on the date of its payment in any manner that complies with this Section 4.06.

(e)                                  If the Company or any Restricted Subsidiary makes a Restricted Investment or a Permitted Investment and the Person in which such Investment was made subsequently becomes a Restricted Subsidiary, to the extent such Investment resulted in a reduction of the amounts calculated pursuant to Section 4.06(a) or any other provision of this Section 4.06 or the definition of Permitted Investment (which was not subsequently reversed), then such amount shall be increased by the amount of such reduction to the extent of the lesser of (x) the amount of such Investment and (y) the Fair Market Value of such Investment at the time such Person becomes a Restricted Subsidiary.

(f)                                   The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Section 4.07.   Limitation on Restrictions on Distribution From Restricted Subsidiaries.

(a)                                 The Company will not, and will not permit any Restricted Subsidiary to create or otherwise cause or permit to exist any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)                                 (A) pay dividends or make any other distributions on its Capital Stock to the Company or any of the Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits or (B) pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)                                 make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)                                 sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) above).

(b)                                 The preceding provisions will not prohibit encumbrances or restrictions existing under or by reason of:

(i)            any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including, without limitation, this Indenture, the Notes, the Subsidiary Guarantees and the Senior Credit Agreement in effect on such date;

(ii)                                any encumbrance or restriction with respect to a Person or assets pursuant to an agreement in effect on or before the date on which such Person became a Restricted Subsidiary or was acquired by, merged into or consolidated with the

Company or a Restricted Subsidiary (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by, merged into or consolidated with the Company or in contemplation of the transaction) or such assets were acquired by the Company or any Restricted Subsidiary; provided that any such encumbrance or restriction shall not extend to any Person or the assets or property of the Company or any other Restricted Subsidiary other than the Person and its Subsidiaries or the assets and property so acquired and that, in the case of Indebtedness, was permitted to be Incurred pursuant to this Indenture;

(iii)                             any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness incurred pursuant to an agreement referred to in clause (i) or (ii) of this Section 4.07(b) or this clause (iii) or contained in any amendment, restatement, modification, renewal, supplement, refunding, replacement or Refinancing of an agreement referred to in clause (i) or (ii) of this Section 4.07(b) or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are no less favorable (as determined in Good Faith by the Company) in any material respect, taken as a whole, to the Holders of the Notes than the encumbrances and restrictions contained in such agreements referred to in clause (i) or (ii) of this Section 4.07(b) on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into or consolidated with a Restricted Subsidiary, whichever is applicable;

(iv)                             in the case of Section 4.07(a)(3), encumbrances or restrictions arising in connection with Liens permitted to be Incurred under Section 4.11 that apply only to the assets subject to such Liens;

(v)                                 purchase money obligations for property acquired and Capitalized Lease Obligations that impose restrictions of the nature described in Section 4.07(a)(3) on the property so acquired;

(vi)                             contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or a portion of the Capital Stock or assets of such Subsidiary;

(vii)                          restrictions on cash or other deposits or net worth imposed by customers or lessors or required by insurance, surety or bonding companies under contracts entered into in the ordinary course of business;

(viii)                      any customary provisions in leases, subleases or licenses and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(ix)                             encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation, order, permit or grant, including for the avoidance of doubt, any encumbrance or restriction on any Insurance Subsidiary by any governmental authority having the power to regulate such Insurance Subsidiary;

(x)                                 encumbrances or restrictions contained in or arising under indentures or debt instruments or other debt arrangements Incurred or Preferred Stock issued by the Company or any Restricted Subsidiary subsequent to the Issue Date pursuant to Section 4.08 that are not more restrictive, taken as a whole (as determined in Good Faith by the Company), than those applicable to the Company in this Indenture on the Issue Date;

(xi)                              encumbrances or restrictions contained in or arising under indentures or other debt instruments or other debt arrangements Incurred or Preferred Stock issued by the Company or any Subsidiary subsequent to the Issue Date pursuant to Section 4.08(b)(2), (5), (6), (7) and (14) or contained or arising in connection with any Reinsurance Agreement or Statutory Reserve Financing or agreement entered into by an Insurance Subsidiary or Special Purpose Subsidiary; provided that such encumbrances and restrictions contained in any agreement or instrument will not materially adversely affect the Company’s ability to make anticipated principal or interest payments on the Notes or are otherwise customary for financings or arrangements of that type (in each case, as determined in Good Faith by the Company);

(xii)                         restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Company or any of the Restricted Subsidiaries is a party and entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;

(xiii)                      customary provisions in joint venture agreements and other similar agreements;

(xiv)                      customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;

(xv)                          any instrument governing any Indebtedness or Capital Stock of a Person that is an Unrestricted Subsidiary as in effect on the date that such Person becomes a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person who became a Restricted Subsidiary or the property or assets of the Person who became a Restricted Subsidiary, and was not entered into in contemplation of the designation of such Subsidiary as a Restricted Subsidiary; provided that in the case of Indebtedness, the incurrence of such Indebtedness as a result of such Person becoming a Restricted Subsidiary was permitted by the terms of this Indenture;

(xvi)                       encumbrances or restrictions contained in or arising under any contract, instrument or agreement relating to Indebtedness of any Foreign Subsidiary permitted to be Incurred pursuant to Sections 4.08 and 4.11 that imposes restrictions solely on such Foreign Subsidiary and its Subsidiaries; and

(xvii)                  encumbrances or restrictions (A) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, (B) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (C) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary, (D) pursuant to customary provisions in Hedging Obligations and Swap Contracts or (E) that arise or are agreed to in the ordinary course of business and do not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary.

Section 4.08.   Limitation on Indebtedness.

(a)                                 The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and any Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness) if the Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

(b)                                 The provisions of Section 4.08(a) will not prohibit the Incurrence of the following Indebtedness:

(1)                                 Indebtedness of the Company evidenced by the Notes (other than Additional Notes) and Indebtedness of Subsidiary Guarantors evidenced by the Subsidiary Guarantees relating to the Notes (other than Additional Notes);

(2)                                 Indebtedness Incurred pursuant to Debt Facilities in an aggregate principal amount not to exceed $200.0 million, at any time outstanding less, to the extent a permanent repayment or commitment reduction is required thereunder as a result of such application, the aggregate principal amount of all principal repayments following the Issue Date actually made under any Debt Facilities Incurred in reliance on this clause (2) with Net Available Cash from Asset Dispositions;

(3)                                 Guarantees by (x) the Company or a Subsidiary Guarantor (including any Restricted Subsidiary the Company elects to cause to become a Subsidiary Guarantor in connection therewith) of Indebtedness permitted to be Incurred by the Company or a Restricted Subsidiary in accordance with the provisions of this Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of such Subsidiary Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Subsidiary Guarantor’s Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, and (y) Non-Guarantor Subsidiaries of Indebtedness Incurred by Non-Guarantor Subsidiaries in accordance with the provisions of this Indenture;

(4)                                 Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary; provided, however,

(a)                                 if the Company is the obligor on Indebtedness owing to a Non-Guarantor Subsidiary, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(b)                                 if a Subsidiary Guarantor is the obligor on such Indebtedness and a Non-Guarantor Subsidiary is the obligee, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantees of such Subsidiary Guarantor; and

(c)                                  (i)            any subsequent issuance or transfer of Capital Stock or any other event that results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary; and

(ii)           any subsequent sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary,

shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

(5)                                 any Indebtedness (other than the Indebtedness described in clause (1) of this Section 4.08(b)) outstanding on the Issue Date, and any Refinancing Indebtedness Incurred in respect of any Indebtedness described under clause (1), this clause (5) or clause (6) of this Section 4.08(b) or Incurred pursuant to Section 4.08(a);

(6)                                 Indebtedness of Persons Incurred and outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by, or merged or consolidated with or into, the Company or any Restricted Subsidiary (other than Indebtedness Incurred in connection with, or in contemplation of, such acquisition, merger or consolidation); provided, however, that at the time such Person is acquired by, or merged or consolidated with or into, the Company or any Restricted Subsidiary and after giving effect to the Incurrence of such Indebtedness pursuant to this clause (6), either (i) the Company would have been able to incur $1.00 of additional Indebtedness pursuant to Section 4.08(a) or (ii) the Fixed Charge Coverage Ratio for the Company and the Restricted Subsidiaries would be greater than such Fixed Charge Coverage Ratio immediately prior to such acquisition, merger or consolidation;

(7)                                 Indebtedness under Hedging Obligations or Swap Contracts; provided, however, that such Hedging Obligations or Swap Contracts are entered into (i) in the ordinary course of business by any Insurance Subsidiary or (ii) to fix, manage or hedge interest rate or currency or commodity exposure of the Company or any Restricted Subsidiary and not for speculative purposes;

(8)                                 the incurrence by the Company or any Restricted Subsidiary of Indebtedness (including Capitalized Lease Obligations, mortgage financings or purchase money obligations), incurred for the purpose of financing or reimbursing all or any part of the purchase price or cost of the acquisition, development, construction, purchase, lease, repair, addition or improvement of property (real or personal), plant, equipment or other fixed or capital assets that are used or useful in a Related Business, whether through the direct purchase of assets or the purchase of Equity Interests of any Person owning such assets (in each case, incurred within 180 days of such acquisition, development, construction, purchase, lease, repair, addition or improvement) and all Indebtedness incurred to refund, refinance or replace any such Indebtedness, in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (8), will not exceed $10.0 million at any one time outstanding;

(9)                              Indebtedness Incurred by the Company or the Restricted Subsidiaries in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self-insurance obligations, performance, bid, surety, appeal and similar bonds and completion Guarantees (not for borrowed money) or security deposits, letters of credit, banker’s guarantees or banker’s acceptances, in each case in the ordinary course of business (including letters of credit issued in connection with reinsurance transactions entered into in the ordinary course of business);

(10)                          Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets of the Company or any business, assets or Capital Stock of a Subsidiary of the Company, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock for the purpose of financing such acquisition;

(11)                          Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument, including, but not limited to, electronic transfers, wire transfers and commercial card payments drawn against insufficient funds in the ordinary course of business (except in the form of committed or uncommitted lines of credit); provided, however, that such Indebtedness is extinguished within ten Business Days of Incurrence;

(12)                          Indebtedness Incurred by the Company or any Restricted Subsidiary in connection with third-party insurance premium financing arrangements in the ordinary course of business;

(13)                          Indebtedness owed to banks and other financial institutions Incurred in the ordinary course of business of the Company and its Restricted Subsidiaries with such banks or financial institutions that arise in connection with ordinary banking arrangements to provide treasury services or to manage cash balances of the Company and the Restricted Subsidiaries;

(14)                          guarantees to suppliers or licensors (other than guarantees of Indebtedness) in the ordinary course of business;

(15)                          Indebtedness of the Company or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited to defease the Notes pursuant to Article XIII of the Base Indenture, as amended by Article 13 of this Second Supplemental Indenture;

(16)                          Indebtedness in connection with Permitted Transactions entered into by Insurance Subsidiaries or by the Company in connection with Investments permitted by clauses (18), (19) and (20) of the definition of “Permitted Investment”;

(17)                          Non-Recourse Debt of Insurance Subsidiaries incurred in the ordinary course of business (i) existing or arising under Swap Contracts entered into by Insurance Subsidiaries or (ii) resulting from the sale or securitization of non-admitted assets, policy loans, CBOs and CMOs;

(18)                          Indebtedness of the Company owing to any Non-Guarantor Subsidiary pursuant to the Tax Sharing Agreement;

(19)                          Indebtedness of Non-Guarantor Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (19) and then outstanding, will not exceed $25.0 million at any one time outstanding;

(20)                          Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(21)                          Indebtedness arising under agreements of the Company to maintain a specified net worth of Eagle Life Insurance Company, as required by one or more Insurance Regulatory Authorities;

(22)                          in addition to the items referred to in clauses (1) through (21) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (22) and then outstanding, will not exceed $75.0 million at any one time outstanding.

(c)                                  For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 4.08:

(1)                                 in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.08(b) or could be incurred pursuant to Section 4.08(a), the Company, in its sole discretion, may divide and classify such item of Indebtedness (or any portion thereof) on the date of Incurrence and may later reclassify such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and only be required to include the amount and type of such Indebtedness once; provided that all Indebtedness outstanding on the Issue Date under the Senior Credit Agreement shall be deemed Incurred on the Issue Date pursuant to Section 4.08(b)(2) and may not later be reclassified;

(2)                                 Guarantees of, or obligations in respect of letters of credit or banker’s acceptances related thereto relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(3)                                 if obligations in respect of letters of credit are Incurred pursuant to a Debt Facility and are being treated as Incurred pursuant to Section 4.08(b)(2) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(4)                                 the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Non-Guarantor Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(5)                                 Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(6)                                 the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value or the amortization of debt discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.08. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable-in-kind, (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness, (iii) in the case of the guarantee by a specified Person of Indebtedness of another Person, the maximum liability to which the specified Person may be subject upon the occurrence of the contingency giving rise to the obligation and (iv) in the case of Indebtedness of others guaranteed solely by means of a Lien on any asset or property of the Company or any Restricted Subsidiary (and not to their other assets or properties generally), the lesser of (x) the Fair Market Value of such asset or property on the date on which such Indebtedness is Incurred and (y) the amount of the Indebtedness so secured.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness. Notwithstanding any other provision of this Section 4.08, the maximum amount of Indebtedness that the Company may Incur pursuant to this Section 4.08 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to Refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such Refinancing.

Section 4.09.   Asset Dispositions.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition following the Issue Date unless:

(i)            the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined as of the date of contractually agreeing to such Asset Disposition) of the assets subject to such Asset Disposition; and

(ii)           at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents.

The Company shall determine the Fair Market Value of any consideration from such Asset Disposition that is not cash or Cash Equivalents.

(b)                                 Any Net Available Cash received by the Company or any Restricted Subsidiary from any Asset Disposition shall be applied at the Company’s election:

(v)                                 to prepay, repay or repurchase secured Indebtedness of the Company or any Restricted Subsidiary (other than Disqualified Stock or Subordinated Obligations) and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto, in each case other than Indebtedness owed to the Company or an Affiliate of the Company;

(w)                               to prepay, repay or repurchase Indebtedness of a Non-Guarantor Subsidiary, other than Indebtedness owed to the Company or an Affiliate of the Company;

(x)                                 to prepay, repay or repurchase other Indebtedness of the Company or a Subsidiary Guarantor, in each case other than Indebtedness owed to the Company or an Affiliate of the Company; provided that the Company shall equally and ratably reduce Obligations under the Notes, pursuant to Section 3.03, through open market purchases at or above 100% of the principal amount thereof or by making an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, in each case plus the amount of accrued but unpaid interest on the Notes that are purchased or redeemed;

(y)                                 to reinvest in or acquire any one or more businesses, properties or assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person that is or becomes a Restricted Subsidiary or that would constitute a Permitted Investment under clause (2) of the definition thereof) used or useful in a Related Business or that replace the businesses, properties and/or assets that are the subject of such Asset Disposition (including, in the case of Asset Dispositions by an Insurance Subsidiary, securities or other investment assets of the type purchased by such Insurance Subsidiary in the ordinary course of business); or

(z)                                  any combination of the foregoing.

(c)                                  All Net Available Cash that is not applied or invested (or committed pursuant to a written agreement to be applied or invested) as provided in Section 4.09(b)(v), (w), (x), (y) or (z) within 365 days after receipt (or in the case of any amount committed to be so applied or reinvested, which are not actually so applied or reinvested within 180 days following such 365-day period) will be deemed to constitute “Excess Proceeds.” Within 30 days after the aggregate amount of Excess Proceeds exceeds

$50.0 million, the Company will make an offer (“Asset Disposition Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes or any Subsidiary Guarantee (without giving effect to collateral arrangements) (“Pari Passu Indebtedness”) containing provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of the Notes and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds. The Company and the Restricted Subsidiaries may make an Asset Disposition Offer under this Section 4.09 using Net Available Cash prior to the time any such Net Available Cash becomes Excess Proceeds, in which case such Net Available Cash shall be deemed to have been applied within the time frame required by this Section 4.09. The offer price in any Asset Disposition Offer will be equal to 100% of the principal amount of the Notes and such other Pari Passu Indebtedness plus accrued and unpaid interest thereon to, but excluding, the date of purchase (subject to the rights of Holders of record on any Record Date to receive payments of interest on the related Interest Payment Date), and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Disposition Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of the Notes and such other Pari Passu Indebtedness tendered into such Asset Disposition Offer exceeds the amount of Excess Proceeds, the Notes and such other Pari Passu Indebtedness shall be purchased on a pro rata basis based on the principal amount of the Notes and such other Pari Passu Indebtedness tendered. Upon completion of each Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

(d)                                 For the purposes of this Section 4.09, the following are deemed to be Cash Equivalents:

(i)            any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets (including, without limitation, liabilities relating to insurance products);

(ii)           any notes or other obligations or other securities or assets received by the Company or such Restricted Subsidiary from such transferee that are converted within 180 days by the Company or such Restricted Subsidiary into cash (to the extent of the cash received); and

(iii)          any Designated Non-cash Consideration received by the Company or any of the Restricted Subsidiaries in such Asset Dispositions having an aggregate Fair Market Value (determined in Good Faith by the Company), taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed $25.0 million at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(e)                                  The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.09. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.09, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached obligations of the Company under this Section 4.09.

(f)                                   Pending the final application of any such Net Available Cash, the Company or the Restricted Subsidiaries may temporarily reduce revolving indebtedness under any Debt Facility or otherwise invest such Net Available Cash in Cash Equivalents.

Section 4.10.   Transactions with Affiliates.

(a)                                 The Company will not, and will not permit any of the Restricted Subsidiaries to enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) involving payments of consideration in excess of $5.0 million unless:

(1)                                 the terms of such Affiliate Transaction, when viewed together with any related Affiliate Transactions, are not substantially as advantageous to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction at the time of such transaction in arm’s length dealings with a Person who is not an Affiliate;

(2)                                 in the event such Affiliate Transaction involves an aggregate consideration in excess of $15.0 million, the terms of such transaction have been approved by a majority of the disinterested members of the Board of Directors of the Company (and such majority determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

(3)                                 in the event such Affiliate Transaction involves an aggregate consideration in excess of $25.0 million, the Company has received a written opinion from an Independent Financial Advisor stating that such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries, as applicable, or satisfies the criteria in clause (1) above.

(b)                                 Section 4.10(a) not apply to:

(1)                                 any (i) Restricted Payment permitted to be made pursuant to Section 4.06 and (ii) Permitted Investment in any Person that is an Affiliate of the Company solely as a result of the ownership of Investments in such Person by the Company or any Restricted Subsidiary;

(2)                                 any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company pursuant to restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans, pension plans or similar plans or agreements or arrangements approved by the Board of Directors of the Company or the compensation committee thereof;

(3)                                 loans or advances to employees, officers or directors of the Company or any Subsidiary of the Company in the ordinary course of business, in an aggregate amount outstanding at any time not in excess of $2.0 million (without giving effect to the forgiveness of any such loan);

(4)                                 any transaction between or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries, and any Guarantees issued, and any Permitted

Swap Obligations entered into, by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary;

(5)                                 the payment of reasonable and customary compensation (including fees, benefits, severance, change of control payments and incentive arrangements) to, and employee benefit arrangements, including, without limitation, split-dollar insurance policies, and indemnity or similar arrangements provided on behalf of, directors, officers, employees and agents of the Company or any of its Subsidiaries, whether by charter, bylaw, statutory or contractual provisions;

(6)                                 the existence of, and the performance of obligations of the Company or any of the Restricted Subsidiaries under the terms of any agreement to which the Company or any of the Restricted Subsidiaries is a party as of or on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms, taken as a whole, are not more disadvantageous to the Holders of the Notes in any material respect, as determined in Good Faith by the Company, than the terms of the agreements in effect on the Issue Date;

(7)                                 any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged with or into or consolidated with the Company or a Restricted Subsidiary; provided that such agreement was not entered into in contemplation of such acquisition, merger or consolidation, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Holders, as determined in Good Faith by the Company, when taken as a whole as compared to the applicable agreement as in effect on the date of such acquisition or merger);

(8)                                 insurance transactions, intercompany pooling and other reinsurance transactions entered into in the ordinary course of business;

(9)                                 any purchases by the Company’s Affiliates of Indebtedness of the Company or any of the Restricted Subsidiaries the majority of which Indebtedness is placed with Persons who are not Affiliates and payments of principal and interest on such Indebtedness;

(10)                          payment of reasonable fees to, and arrangements for indemnification payments for, directors and officers of the Company and its Subsidiaries;

(11)                          any issuance or sale of Capital Stock (other than Disqualified Stock) to Affiliates of the Company and the granting of registration and other customary rights in connection therewith or any contribution to the Capital Stock of the Company or any Restricted Subsidiary;

(12)                          payments by the Company or any of its Subsidiaries to any Affiliate for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are on arm’s length terms and are approved by a majority of the disinterested members of the Board of Directors of the Company in Good Faith;

(13)                          transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair, from a financial point of view, to the Company or such Restricted Subsidiary or stating that the terms are not materially less favorable taken as a whole than those that might reasonably have been obtained by the Company or such Restricted Subsidiary in a comparable transaction at the time of such transaction in arm’s length dealings with a Person who is not an Affiliate;

(14)                          transactions with customers, clients, suppliers, joint ventures, joint venture partners, Unrestricted Subsidiaries or purchasers or sellers of goods and services and Investments by any Insurance Subsidiary in accordance with clauses (18), (19) and (20) of the definition of “Permitted Investments,” in each case in the ordinary course of business (as determined by the Company in Good Faith) and on terms no less favorable than that available from non-Affiliates (as determined by the Company in Good Faith) and otherwise not prohibited by this Indenture;

(15)                          any transaction with an Affiliate where the only consideration paid by the Company or any Restricted Subsidiary is Capital Stock of the Company (other than Disqualified Stock);

(16)                          any transaction entered into by an Insurance Subsidiary for which approval has been received from the applicable Insurance Regulatory Authority;

(17)                          any redemption or other repurchase of the Convertible 2009 Debt, the Convertible 2010 Debt or the subordinated debentures of the Company outstanding on the Issue Date; and

(18)                          any transaction with any Person who is not an Affiliate of the Company or of any Restricted Subsidiary immediately before the consummation of such transaction that becomes an Affiliate of the Company or of any Restricted Subsidiary as a result of such transaction.

Section 4.11.   Limitation on Liens.

(a)           The Company will not, and will not permit any of the Restricted Subsidiaries to create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, that secures Indebtedness of the Company or any of the Restricted Subsidiaries without effectively providing that the Notes are secured equally and ratably with (or, if the Indebtedness to be secured by the Lien is subordinated in right of payment to the Notes or any Subsidiary Guarantee, prior to) the Indebtedness so secured for so long as such Indebtedness is so secured.

(b)           With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time such Indebtedness was Incurred, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.  The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on preferred stock in the form of additional shares of preferred stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

(c)           Notwithstanding the foregoing, any Lien securing the Notes granted pursuant to this Section 4.11 shall be automatically and unconditionally released and discharged upon (i) the release by the holders of the Indebtedness described above of their Lien on the property or assets of the Company or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness, except payment in full made with the proceeds from the foreclosure, sale or other realization from an enforcement on the collateral by the holders of the Indebtedness described above of their Lien), (ii) any sale, exchange or transfer to any Person other than the Company or any Restricted Subsidiary of the property or assets secured by such Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all of the assets of, any Restricted Subsidiary creating such Lien, in each case in accordance with the terms of this Indenture, (iii) payment in full of the principal of, and accrued and unpaid interest on, the Notes or (iv) the exercise by the Company of its legal defeasance option or covenant defeasance option set forth in Article XIII of the Base Indenture, as amended by Article 13 of this Second Supplemental Indenture, or the discharge of the Company’s obligations under this Indenture in accordance with the terms of Article XI of the Base Indenture, as amended by Article 11 of this Second Supplemental Indenture.

Section 4.12.   Offer to Repurchase Upon Change of Control.

(a)           If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Notes pursuant to Section 3.03, each Holder will have the right to require the Company to repurchase all or any part (in integral multiples of $1,000 except that no Note may be tendered in part if the remaining principal amount would be less than $2,000) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(b)           Prior to or within 30 days following any Change of Control, except to the extent the Company has exercised its right to redeem all of the Notes pursuant to Section 3.03, the Company will mail a notice (the “Change of Control Offer”) to each Holder or otherwise give notice in accordance with the Applicable Procedures, with a copy to the Trustee, stating:

(1)                                 that a Change of Control Offer is being made and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Company at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on a Record Date to receive interest on the relevant Interest Payment Date) (the “Change of Control Payment”);

(2)                                 the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise delivered in accordance with the Applicable Procedures) (the “Change of Control Payment Date”);

(3)                                 the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased;

(4)                                 that any Notes not tendered will continue to accrue interest in accordance with the terms of this Indenture;

(5)                                 that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(6)                                 that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase and a statement that such Holder is unconditionally withdrawing its election to have such Notes purchased;

(7)                                 if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control is conditional on the occurrence of such Change of Control; and

(8)                                 that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

(c)           On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)                                 accept for payment all Notes or portions of Notes (in principal amounts of $2,000 or larger integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;

(2)                                 deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes validly tendered; and

(3)                                 deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(d)           The Paying Agent will promptly submit electronically or mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry in accordance with the Applicable Procedures) to each Holder a new Note (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officers’ Certificate will be required for the Trustee to authenticate or deliver such new Note) equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a minimum principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

(e)           The Company will not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption for all of the outstanding Notes has been given pursuant to this Indenture unless and until there is a default in payment of the applicable redemption price, plus accrued and unpaid interest to, but excluding, the proposed redemption date. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

(f)            The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Indenture by virtue of such compliance.

(g)           Other than as specifically provided in this Section 4.12, any purchase pursuant to this Section 4.12 shall be made pursuant to the provisions of Sections 3.02 and 3.03 of the Base Indenture, as amended by this Second Supplemental Indenture.

Section 4.13.   Future Subsidiary Guarantors.

(a)           The Company will cause (i) each Wholly Owned Subsidiary (other than any Excluded Subsidiary) that is formed or acquired following the Issue Date, within 15 days after such formation or acquisition, (ii) any other Restricted Subsidiary that Guarantees, on the Issue Date or any time thereafter, any Indebtedness of the Company or any Subsidiary Guarantor, within 15 days after giving such Guarantee, and (iii) if the Aggregate RBC Ratio is less than 225% as of the last day of any fiscal year or fiscal quarter of the Company, any other Wholly Owned Subsidiary (other than any Excluded Subsidiary) in existence on the Issue Date or formed or acquired after the Issue Date, within 15 days after financial information for such fiscal year or fiscal quarter is required to be furnished pursuant to Section 4.05, in each case to execute and deliver to the Trustee a supplemental indenture to this Indenture, the form of which is attached as Exhibit B, pursuant to which such Restricted Subsidiary will irrevocably and unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes on a senior basis and all other Obligations under this Indenture.

(b)           The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

(c)           Each Subsidiary Guarantee by a Subsidiary Guarantor may be automatically and unconditionally released and discharged in accordance with Section 10.06.

Section 4.14.   Effectiveness of Covenants.

(a)           Following the first day: (1) the Notes have an Investment Grade Rating from both Rating Agencies; and (2) no Default has occurred and is continuing under this Indenture, the Company and the Restricted Subsidiaries shall not be subject to Sections 4.06, 4.07, 4.08, 4.09, 4.10, 4.13 and 5.01(a)(4) (collectively, the “Suspended Covenants”). Additionally, upon the commencement of a Suspension Period, the amount of Excess Proceeds will be reset to zero.

(b)           If at any time the Notes’ credit rating is downgraded from an Investment Grade Rating by any Rating Agency, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain an Investment Grade Rating and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist or have occurred under this Indenture, the Notes or the Subsidiary Guarantees with respect to the Suspended

Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising prior to the Reinstatement Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reinstatement Date is referred to as the “Suspension Period.”

(c)           On the Reinstatement Date, all Indebtedness Incurred during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.08(b)(5). In addition, for purposes of Section 4.10, all agreements and arrangements entered into by the Company and any Restricted Subsidiary with an Affiliate of the Company during the Suspension Period prior to such Reinstatement Date will be deemed to have been entered into on or prior to the Issue Date, and for purposes of Section 4.07, all contracts entered into during the Suspension Period prior to such Reinstatement Date that contain any of the restrictions contemplated by such Section 4.07 will be deemed to have been existing on the Issue Date. Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under Section 4.06 will be made as though such Section 4.06 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under such Section 4.06 to the extent such Restricted Payments were not otherwise permitted to be made pursuant to Section 4.06(b)(1) through (20); provided that the amount available to be made as Restricted Payments on the Reinstatement Date pursuant to Section 4.06(a) shall not be reduced below zero solely as a result of such Restricted Payments made during a Suspension Period.

(d)           During any period when the Suspended Covenants are suspended, the Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture, unless such designation would have complied with Section 4.06 as if such Section 4.06 had been in effect during such period.

Section 4.15.   Applicability of Covenants Contained in the Base Indenture.

(a)           Each of the agreements and covenants of the Company contained in Article IV of the Base Indenture shall apply to the Notes, except as amended, modified or otherwise specified in this Second Supplemental Indenture.

(b)           Solely for purposes of the Notes and not for purposes of any other Securities, Article IX of the Base Indenture, as amended by Article 9 of this Second Supplemental Indenture, shall apply to the Notes in lieu of Section 4.08 of the Base Indenture, which shall have no force and effect with respect to the Notes.

ARTICLE 5

SUCCESSORS

Solely for purposes of the Notes and not for purposes of any other Securities, Article X of the Base Indenture shall not apply to, and shall have no force and effect with respect to, the Notes, and this Article 5 shall apply in lieu thereof.  Any reference to Article X or the Sections of Article X of the Base Indenture shall be superseded by, and be deemed to refer to, this Article 5 and the Sections of this Article 5, respectively.

Section 5.01.   Merger, Consolidation or Sale of All or Substantially All Assets.

(a)           The Company will not consolidate with or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries, taken as a whole, in one or more related transactions, to, any Person unless:

(1)                                 if other than the Company, the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any State of the United States, the District of Columbia or any territory thereof;

(2)                                 the Successor Company (if other than the Company) and, in the case of a Successor Company that is not a corporation, a corporate co-issuer, assumes all of the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture or other documentation executed and delivered to the Trustee;

(3)                                 immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Company, the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Company, the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(4)                                 immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, (i) the Company or the Successor Company, as applicable, would be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.08(a) or (ii) the Fixed Charge Coverage Ratio for the Successor Company and the Restricted Subsidiaries would be greater than the Fixed Charge Coverage Ratio immediately prior to such transaction;

(5)                                 if the Successor Company is not the Company, each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case 5.01(c)(1) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Notes; and

(6)                                 the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

(b)           Without compliance with Section 5.01(a)(3) and (4):

(1)                                 any Restricted Subsidiary may consolidate with, merge with or into or to the Company or a Subsidiary Guarantor, and

(2)                                 the Company may merge with an Affiliate of the Company solely for the purpose of reincorporating the Company in another jurisdiction.

(c)           In addition, the Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into (whether or not the Subsidiary Guarantor is the surviving corporation), or sell, assign, convey, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person (other than to the Company or another Subsidiary Guarantor) unless:

(1)                                 if such entity remains a Subsidiary Guarantor, (a) the resulting, surviving or transferee Person (the “Successor Guarantor”) will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States, the District of Columbia or any other territory thereof; (b) the Successor Guarantor, if other than such Subsidiary Guarantor, expressly assumes in writing by supplemental indenture (and other applicable documents), executed and delivered to the Trustee, all the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee and this Indenture; (c) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and (d) the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

(2)                                 if such transaction constitutes an Asset Disposition, the transaction is made in compliance with Section 4.09 (it being understood that only such portion of the Net Available Cash as is required to be applied on the date of such transaction in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time), to the extent applicable.

(d)           Notwithstanding the foregoing, any Subsidiary Guarantor may (i) merge with or into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Company or (ii) merge with a Restricted Subsidiary solely for the purpose of reincorporating the Subsidiary Guarantor in a State of the United States or the District of Columbia.

Section 5.02.   Successor Entity Substituted.

Upon any consolidation, merger, wind up, sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company or a Guarantor in accordance with Section 5.01, the Company or the applicable Subsidiary Guarantor, as the case may be, shall be released from its obligations under this Indenture and its Subsidiary Guarantee, as the case may be, and the Successor Company or the Successor Guarantor, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or a Subsidiary Guarantor, as the case may be, under this Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company shall not be released from the obligation to pay the principal of and interest on the Notes and a Subsidiary Guarantor will not be released from its obligations under its Subsidiary Guarantee.

Solely for the purpose of computing amounts described in Section 4.06(a)(C)(i) through (c)(vi), the Successor Company shall only be deemed to have succeeded and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

ARTICLE 6

DEFAULTS AND REMEDIES

Solely for purposes of the Notes and not for purposes of any other Securities, Section 6.01(a) through (c) of the Base Indenture shall not apply to, and shall have no force and effect with respect to, the Notes, and any reference to Section 6.01(a) through (c) of the Base Indenture shall be superseded by, and references thereto shall be deemed to refer to, Sections 6.01 and 6.02, as applicable, of this Second Supplemental Indenture.  References in Section 6.09 of the Base Indenture to Section 6.01(a)(1) or (2) of the Base Indenture shall be deemed to refer to Section 6.01(a)(1) or (2), as applicable, of this Second Supplemental Indenture.  For the avoidance of doubt, all other sections and subsections of Article VI of the Base Indenture not specified in the preceding sentence shall apply to the Notes.

Section 6.01.   Events of Default.

(a)           Each of the following is an “Event of Default”:

(1)                                 default in any payment of interest on any Note when due, and the continuance of such default for 30 days;

(2)                                 default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(3)                                 failure by the Company to comply with its obligations under Sections 5.01 or 4.12;

(4)                                 failure by the Company to comply for 60 days after written notice as provided below with any of its obligations under the Notes or this Indenture (except as contained in clauses (1) through (3) above);

(5)                                 default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(a)                                 is caused by a failure to pay principal on such Indebtedness at its final stated maturity within the grace period provided in the agreements or instruments governing such Indebtedness (“payment default”); or

(b)                                 results in the acceleration of such Indebtedness prior to its stated final, maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $30.0 million or more (or its foreign currency equivalent);

(6)                                 the Company, a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Company and its consolidated Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A)                               commences proceedings to be adjudicated bankrupt or insolvent;

(B)                               consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt,

reorganization, dissolution, winding up or relief under applicable Bankruptcy Law;

(C)                               consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(D)                               makes a general assignment for the benefit of its creditors; or

(E)                                admits in writing its inability to pay its debts generally as they become due;

(7)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                               is for relief against the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Company and its consolidated Subsidiaries), would constitute a Significant Subsidiary, in a proceeding in which the Company, any such Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Company and its consolidated Subsidiaries), would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(B)                               appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Company and its consolidated Subsidiaries), would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Company and its consolidated Subsidiaries), would constitute a Significant Subsidiary; or

(C)                               orders the liquidation, dissolution or winding up of the Company, or any Restricted Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Company and its consolidated Subsidiaries), would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(8)                                 failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Company and its consolidated Subsidiaries), would constitute a Significant Subsidiary to pay final and non-appealable judgments aggregating in excess of $30.0 million (or its foreign currency equivalent) (net of any amounts that are covered by insurance), which judgments remain unsatisfied or undischarged for any period of 60 consecutive days during which a stay of enforcement of such judgments shall not be in effect; and

(9)                                 any Subsidiary Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that taken together (as of the date of the latest audited consolidated financial statements for the Company and its consolidated Subsidiaries), would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture and the Subsidiary Guarantees) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its consolidated Subsidiaries) would constitute a Significant Subsidiary denies or disaffirms its obligations under this Indenture or its Subsidiary Guarantee, and the Company fails to cause such Restricted Subsidiary or Restricted Subsidiaries, as the case may be, to rescind such denials or disaffirmations within 30 days.

(b)           However, a Default under clause (4) of this Section 6.01(a) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified in clause (4) of this Section 6.01(a) after receipt of such notice.

Section 6.02.   Acceleration.

(a)           If an Event of Default (other than an Event of Default described in Section 6.01(a)(6) or (7) with respect to the Company) occurs and is continuing, the Trustee by notice in writing specifying the Event of Default and that it is a “notice” to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(a)(5) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the Default triggering such Event of Default pursuant to Section 6.01(a)(5) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

(b)           If an Event of Default described in Section 6.01(a)(6) or (7) occurs and is continuing with respect to the Company, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(c)           The Holders of a majority in principal amount of the outstanding Notes may waive all past Defaults in accordance with Section 6.08 of the Base Indenture and may rescind any acceleration with respect to the Notes pursuant to this Section 6.02 and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.  No such rescission shall extend to or shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03.   [Reserved].

Section 6.04.   Limitation on Suits.

Solely for purposes of the Notes and not for purposes of any other Securities, the first paragraph of Section 6.04 of the Base Indenture is hereby amended and restated in its entirety as follows:

Except as set forth in the next paragraph, no holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law or in bankruptcy or otherwise upon or under or with respect to this Indenture or for the appointment of a receiver, trustee, liquidator, custodian or other similar official or for any other remedy hereunder, unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) the Holders of at least 25% in principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

Section 6.05.   [Reserved].

Section 6.06.   Control by Noteholders.

Solely for purposes of the Notes and not for purposes of any other Securities, the last sentence of Section 6.06 of the Base Indenture is hereby amended and restated in its entirety as follows:

Subject to Section 7.01 of the Base Indenture, the Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, the Notes or the Subsidiary Guarantees, or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

ARTICLE 7

[RESERVED]

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01.   Evidence of Action by Holders.

(a)           Solely for purposes of the Notes and not for purposes of any other Securities, Section 8.01 of the Base Indenture is hereby amended by adding the following sentence to the end of the second paragraph thereof:

Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 14.03 of the Second Supplemental Indenture.

(b)           Solely for purposes of the Notes and not for purposes of any other Securities, Section 8.01 of the Base Indenture is hereby amended by adding the following paragraphs after the second paragraph thereof:

Notwithstanding the foregoing, the Company may not set a record date for, and the provisions of this Section 8.01 shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in this paragraph.  The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of Default under Section 6.01(a) of the Second Supplemental Indenture, (2) any declaration of acceleration referred to in Section 6.02 of the Second Supplemental Indenture, (3) any direction referred to in Section 6.05 of the Base Indenture or (4) any request to pursue a remedy as permitted in Section 6.04 of the Base Indenture.  If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date.  Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company and to each Holder in the manner set forth in Section 14.03 of the Second Supplemental Indenture.

Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.  Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the Beneficial Owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

The Company may fix a record date for the purpose of determining the Persons who are Beneficial Owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the Beneficial Owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Beneficial Owners remain Beneficial Owners of interests in such Global Note after such record date.  No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

With respect to any record date set pursuant to this Section 8.01, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 14.03 of the Second Supplemental Indenture, on or prior to both the existing and the new Expiration Date.  If an Expiration Date is not designated with respect to any record date set pursuant to this Section 8.01, the party hereto which set such record date shall be deemed to have initially designated the day that is six months after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Solely for purposes of the Notes and not for purposes of any other Securities, Sections 9.01 and 9.02 of the Base Indenture shall not apply to, and shall have no force and effect with respect to, the Notes, and any reference to Sections 9.01 and 9.02 of the Base Indenture shall be superseded by, and references thereto shall be deemed to refer to, Sections 9.01 and 9.02, as applicable, of this Second Supplemental Indenture.

Section 9.01.   Without Consent of Holders.

(a)           Notwithstanding Section 9.02, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend this Indenture, the Notes and the Subsidiary Guarantees to:

(1)                                 cure any ambiguity, omission, defect, mistake or inconsistency;

(2)                                 provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under this Indenture, the Notes and the Subsidiary Guarantees;

(3)                                 provide for or facilitate the issuance of uncertificated Notes in addition to or in place of certificated Notes;

(4)                                 comply with the rules of any applicable Depositary;

(5)                                 add Guarantees with respect to the Notes or release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or this Indenture in accordance with the applicable provisions of this Indenture;

(6)                                 secure the Notes and Subsidiary Guarantees;

(7)                                 add to the covenants of the Company and the Restricted Subsidiaries or Events of Default for the benefit of the Holders or to make changes that would provide additional rights to the Holders, or surrender any right or power conferred upon the Company or any Subsidiary Guarantor;

(8)                                 make any change that does not adversely affect the rights of any Holder in any material respect;

(9)                                 comply with any requirement of the SEC in connection with the qualification or maintaining the qualification of this Indenture under the Trust Indenture Act;

(10)                          provide for the appointment of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;

(11)                          conform the text of this Indenture, the Notes or the Subsidiary Guarantees to any provision of the “Description of Notes” section of the Company’s Preliminary Prospectus Supplement, dated as of July 12, 2013, to the extent that such provision in such “Description of Notes” section was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Subsidiary Guarantees; or

(12)                          provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture.

(b)           Upon the request of the Company, and upon receipt by the Trustee of the documents described in Section 14.06 of the Base Indenture, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.  Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Subsidiary Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit B, and delivery of an Officers’ Certificate, except as provided in Section 5.01(c).

(c)           After an amendment, supplement or waiver under this Section 9.01 becomes effective, the Company will mail to the Holders, or deliver in accordance with the Applicable Procedures, a notice briefly describing such amendment, supplement or waiver.  However, the failure of the Company to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of any such amendment, supplement or waiver.

Section 9.02.   With Consent of Holders.

(a)           Except as provided in Section 9.01 and this Section 9.02, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Subsidiary Guarantees with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to Section 6.04 of the Base Indenture, as amended by Section 6.04, and Section 6.08 of the Base Indenture, any existing or past Default or Event of Default (other than a Default or Event of Default in the payment of the principal, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).  Sections 8.03 and 8.04 of the Base Indenture shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

(b)           Upon the request of the Company, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 14.06 of the Base Indenture, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c)           It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver.  It shall be sufficient if such consent approves the substance of such proposed amendment, supplement or waiver.  A consent to any amendment, supplement or waiver of this Indenture, the Notes or the Subsidiary Guarantee by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

(d)           After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders, or deliver in accordance with the Applicable Procedures, a notice briefly describing such amendment, supplement or waiver.  However, the failure of the Company to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of any such amendment, supplement or waiver.

(e)           Without the consent of each affected Holder, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)                                 reduce the principal amount of Notes whose Holders must consent to an amendment;

(2)                                 reduce the rate of or change the stated time for payment of interest on any Note;

(3)                                 reduce the principal of or extend the Stated Maturity of any Note;

(4)                                 waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes issued thereunder (except a rescission of acceleration of the Notes issued thereunder by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(5)                                 reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased pursuant to Section 3.03 or, after a Change of Control has occurred, pursuant to Section 4.12, whether through an amendment or waiver of provisions in the covenants or otherwise;

(6)                                 make any Note payable in a currency other than that stated in the Note;

(7)                                 impair the right of any Holder to receive payment of principal, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes (provided that the rescission of an acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to an Event of Default other than the nonpayment of principal, premium, if any, and interest on the Notes pursuant to Section 6.02(c) shall not be deemed to impair the right of any Holder to receive payment of principal, premium, if any, or interest on such Holder’s Notes);

(8)                                 make any change in the amendment provisions that require each Holder’s consent or in the waiver provisions;

(9)                                 modify the Subsidiary Guarantees of any Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the date of the latest audited consolidated financial statements for the Company and its consolidated Subsidiaries), would constitute a Significant Subsidiary in any manner, taken as a whole, materially adverse to the Holders;

(10)                          release any Subsidiary Guarantor that is a Significant Subsidiary or group of Restricted Subsidiaries that taken together (as of the date of the latest audited consolidated financial statements for the Company and its consolidated Subsidiaries), would constitute a Significant Subsidiary from any of its obligations under its Subsidiary Guarantee or this Indenture, except in compliance with the terms thereof; or

(11)                          make the Notes or the Subsidiary Guarantees subordinated in right of payment to any other obligations.

Section 9.03.   Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 9.04.   Revocation and Effect of Consents.

(a)           Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b)           The Company may, but shall not be obligated to, fix a record date pursuant to Article VIII of the Base Indenture, as amended by Article 8 of the Second Supplemental Indenture, for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.

Section 9.05.   Notation on or Exchange of Notes.

(a)           The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b)           Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.   Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and shall be fully protected in relying upon, in addition to the documents required by Section 14.06 of the Base Indenture, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and any Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

Section 9.07.   Payment for Consent.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment; provided that if such consents, waivers or amendments are sought in connection with an exchange offer where participation in such exchange offer is limited to Holders who are “qualified institutional buyers” as defined in Rule 144A under the Securities Act, or non-U.S. persons, within the meaning given to such term in Regulation S under the Securities Act, then such consideration need only be offered to all Holders to whom the exchange offer is made and to be paid to all such Holders that consent, waive or agree to amend in such time frame.

ARTICLE 10

GUARANTEES

Section 10.01.   Guarantee.

(a)           Subject to this Article 10, each of the Subsidiary Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior unsecured basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (1) the principal, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise collectively, the

“Guaranteed Obligations.”  Failing payment by the Company when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)           The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 10.06.

(c)           Each of the Subsidiary Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) Incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(d)           If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Subsidiary Guarantors, any amount paid either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e)           Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders or the Trustee in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Section 6.02, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.  The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

(f)            Each Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Subsidiary Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g)           In case any provision of any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)           Each payment to be made by a Subsidiary Guarantor in respect of its Subsidiary Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02.   Limitation on Subsidiary Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.  Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment, determined in accordance with GAAP.

Section 10.03.   Execution and Delivery.

(a)           To evidence its Subsidiary Guarantee set forth in Section 10.01, each Subsidiary Guarantor hereby agrees that a supplemental indenture to this Indenture, the form of which is attached as Exhibit B, shall be executed on behalf of such Subsidiary Guarantor by an Officer or person holding an equivalent title.

(b)           Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Subsidiary Guarantee on the Notes.

(c)           If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Subsidiary Guarantees shall be valid nevertheless.

(d)           The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

(e)           If required by Section 4.13, the Company shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.13 and this Article 10, to the extent applicable.

Section 10.04.      Subrogation.

Each Subsidiary Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Subsidiary Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 10.05.      Benefits Acknowledged.

Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.

Section 10.06.      Release of Subsidiary Guarantees.

(a)           A Subsidiary Guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Subsidiary Guarantor, the Company or the Trustee shall be required for the release of such Subsidiary Guarantor’s Subsidiary Guarantee, upon:

(1)                                 (A)                               any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Subsidiary Guarantor, following which such Subsidiary Guarantor ceases to be a direct or indirect Restricted Subsidiary of the Company if such sale, exchange or transfer does not constitute an Asset Disposition or is made in compliance with Sections 4.09 and 5.01;

(B)                               if such Subsidiary Guarantor is dissolved or liquidated in accordance with the provisions of this Indenture;

(C)                               the release or discharge of the Guarantee by such Subsidiary Guarantor of the Indebtedness that resulted in the creation of such Subsidiary Guarantee, except a discharge or release as a result of payment under such Guarantee by such Subsidiary Guarantor (it being understood that a release subject to a contingent reinstatement is still a release, and if any such Indebtedness of such Subsidiary Guarantor under such Guarantee is so reinstated, such Subsidiary Guarantee shall also be reinstated);

(D)                               the designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of this Indenture; or

(E)                                the exercise by the Company of its legal defeasance option or covenant defeasance option set forth in Article XIII of the Base Indenture, as amended by Article 13 of this Second Supplemental Indenture, or the discharge of the Company’s obligations under this Indenture in accordance with the terms of Article XI of the Base Indenture, as amended by Article 11 of this Second Supplemental Indenture; and

(2)                                 in the case of clause (1)(A) above only, the Company delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(b)           At the written request of the Company, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Subsidiary Guarantee.

Section 10.07.      Further Assurances.

The Company hereby covenants and agrees, in the event that Subsidiary Guarantees are to be issued pursuant to this Indenture, to file (i) any post-effective amendment to the Company’s then effective shelf registration statement and (ii) any other filing required by the SEC in order to register such Subsidiary Guarantees under the Securities Act.

ARTICLE 11

SATISFACTION AND DISCHARGE

Solely for purposes of the Notes and not for purposes of any other Securities, Section 11.01 of the Base Indenture is hereby amended and restated in its entirety as set forth below.  In addition, references in Article XI of the Base Indenture to “Government Obligations” shall be deemed to refer to “U.S. Government Obligations,” as defined in Section 1.01.

Section 11.01.      Satisfaction and Discharge of Indenture

(a)           This Indenture will be discharged, and will cease to be of further effect as to all Notes, when either:

(1)                                 either:

(a)                                 all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, have been delivered to the Trustee for cancellation; or

(b)                                 all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements in accordance with this Indenture, and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders of the Notes, U.S. dollars or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(2)                                 no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(3)                                 the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by the Company on the date of the deposit under this Indenture; and

(4)                                 the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes issued hereunder at maturity or the redemption date, as the case may be.

(b)           In addition, if the Company requests for the Trustee to sign any documents in connection with the satisfaction and discharge, the Company must deliver an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(c)           Notwithstanding the foregoing Section 11.01(a) and (b), if money shall have been deposited pursuant to Section 11.01(a)(1)(b) of this Second Supplemental Indenture, then Sections 2.03, 2.05, 2.07, 4.01, 4.02, 4.03 and 7.10 of the Base Indenture, as amended by this Second Supplemental Indenture, shall survive until the date of maturity or redemption, as the case may be, and Sections 7.06 and 11.04 of the Base Indenture shall survive to such date and thereafter.

ARTICLE 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Solely for purposes of the Notes and not for purposes of any other Securities, Article XII of the Base Indenture is hereby supplemented by adding the following:

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any of the Subsidiary Guarantors shall have any liability for any obligations of the Company or the Restricted Subsidiaries under the Notes, this Indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Subsidiary Guarantees.

ARTICLE 13

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 13.01.      Company’s Option to Effect Legal Defeasance or Covenant Defeasance

Solely for purposes of the Notes and not for purposes of any other Securities, Section 13.01 of the Base Indenture is hereby amended by adding the following sentence at the end thereof:

If the Company exercises the legal defeasance or covenant defeasance option, any Subsidiary Guarantees in effect at such time will be automatically released.

Section 13.02.      Legal Defeasance.

The Notes shall be subject to legal defeasance in accordance with Section 13.02 of the Base Indenture.

Section 13.03.      Covenant Defeasance.

The Notes shall be subject to covenant defeasance in accordance with Section 13.03 of the Base Indenture, as amended hereby.  Solely for purposes of the Notes and not for purposes of any other Securities, Section 13.03 of the Base Indenture is hereby amended and restated in its entirety as follows:

Upon the Company’s exercise of its option to have this Section 13.03 applied to the Notes, (1) the Company and the Subsidiary Guarantors shall be released from their obligations under the covenants contained in Sections 4.05, 4.06 and 4.07 of the Base Indenture, and Sections 3.05, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and 5.01(a)(4) of the Second Supplemental Indenture with respect to the outstanding Notes, and the Subsidiary Guarantors shall be deemed to have been discharged from their obligations with respect to all Subsidiary Guarantees, on and after the date the conditions set forth in Section 13.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 of the Second Supplemental Indenture, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Company’s exercise of its Covenant Defeasance option, subject to the satisfaction of the conditions set forth in Section 13.04 of the Second Supplemental Indenture, an Event of Default specified in Section 6.01(a)(3) of the Second Supplemental Indenture that resulted solely from the failure of the Company to comply with Section 5.01(a)(4) of the Second Supplemental Indenture or Sections 4.12, 6.01(a)(4) (only with respect to covenants that are released as a result of such Covenant Defeasance), 6.01(a)(5), 6.01(a)(6) (solely with respect to Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited financial statements of the Company and its consolidated Subsidiaries) would constitute a Significant Subsidiary), 6.01(a)(7) of the Second Supplemental Indenture (solely with respect to Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited financial statements of the Company and its consolidated Subsidiaries) would constitute a Significant Subsidiary), 6.01(a)(8) or 6.01(a)(9) of the Second Supplemental Indenture, in each case, shall not constitute an Event of Default.

Section 13.04.      Conditions to Legal or Covenant Defeasance.

Solely for purposes of the Notes and not for purposes of any other Securities, Section 13.04 of the Base Indenture is hereby amended and restated in its entirety as follows:

The following shall be the conditions to the application of Section 13.02 or Section 13.03 to the Notes:

(1)                                 the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. dollars or U.S. Government Obligations, or a combination of U.S. dollars and U.S. Government Obligations, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants in the event a deposit of U.S. Government Obligations is made, to pay the principal of, or interest and premium, if any, on the outstanding Notes issued thereunder on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)                                 in the case of legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee stating that, subject to customary assumptions and exclusions, (a) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders and Beneficial Owners of the respective outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal Defeasance had not occurred;

(3)                                 in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee stating that, subject to customary assumptions and exclusions, the Holders and Beneficial Owners of the respective outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(4)                                 such legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of the Restricted Subsidiaries is a party or by which the Company or any of the Restricted Subsidiaries is bound;

(5)                                 no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings), and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument (other than this Indenture) to which the Company is a party or by which the Company is bound;

(6)                                 the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(7)                                 the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

(8)                                 the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be (which instructions may be contained in the Officers’ Certificate referred to in clause (7) of this Section 13.04).

ARTICLE 14

MISCELLANEOUS

Solely for purposes of the Notes and not for purposes of any other Securities, Section 14.03 of the Base Indenture is hereby amended and restated as set forth below.  In addition, Sections 14.11 and 14.12 of the Base Indenture shall not apply, and shall be deleted, solely with respect to the Notes.  Solely for purposes of the Notes and not for purposes of any other Securities, new Sections 14.11 through 14.22 are hereby added to Article XIV of the Base Indenture.

Section 14.03.      Notices.

(a)           Any notice or communication to the Company, any Subsidiary Guarantor or the Trustee is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to its address:

if to the Company or any Subsidiary Guarantor:

c/o American Equity Investment Life Holding Company

6000 Westown Parkway

West Des Moines, Iowa 50766
Fax No.: (515) 221-0744
Email: bkunkel@american-equity.com
Attention: William R. Kunkel, Esq.

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
155 N. Wacker Drive

Chicago, Illinois 60606
Fax No: (312) 407 - 8580
Email: shilpi.gupta@skadden.com; steve.forbes@skadden.com
Attention: Shilpi Gupta, Esq.; Steven H. Forbes, Esq.

if to the Trustee:

Wells Fargo Bank, National Association

Corporate Trust Services

MAC N-9311-115

625 Marquette Avenue, 11th Floor

Minneapolis, MN  55479

Fax No.: (612) 667 - 2160

Email: Richard.H.Prokosch@wellsfargo.com

Attention: Rick Prokosch, Vice President

The Company, any Subsidiary Guarantor or the Trustee, by like notice, may designate additional or different addresses for subsequent notices or communications.

(b)           All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

(c)           Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Security Register or by such other delivery system as the Holder agrees to accept.  Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d)           Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e)           Notwithstanding any other provision herein, where this Indenture or any Note provides for notice of any event to any Holder of an interest in a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), according to the Applicable Procedures, if any, prescribed for the giving of such notice.

(f)            The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(g)           If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h)           If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 14.11.      Communication by Holders with Other Holders.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Subsidiary Guarantors, the Trustee, the Security Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 14.12.      Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Security Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.13.                   Governing Law.

THIS SECOND SUPPLEMENTAL INDENTURE, THE NOTES AND ANY SUBSIDIARY GUARANTEES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 14.14.      Waiver of Jury Trial.

EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 14.15.      Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 14.16.      No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Restricted Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.17.      Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.  All agreements of each Subsidiary Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

Section 14.18.      Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.19.      Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.20.      Facsimile and PDF Delivery of Signature Pages.

The exchange of copies of this Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 14.21.      U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 14.22.      The Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company. In entering into the Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

[Signatures on following page]

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

By:	/s/ Ted M. Johnson
	Name:	Ted M. Johnson
	Title:	Chief Financial Officer and Treasurer

[Signature page to Indenture for 6.625% Senior Notes due 2021]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
Title:

[Signature page to Indenture for 6.625% Senior Notes due 2021]

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES AND

ADDITIONAL NOTES

Section 1.1            Definitions.

(a)  Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture.  The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.

(b) Other Definitions.

Term:	Defined in Section:

“Agent Members”	2.1(b)
“Global Notes Legend”	2.3(d)

Section 2.1            Form and Dating

(a)  Global Notes.  Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered N-1 upward, in each case without interest coupons and bearing the Global Notes Legend, which Global Notes shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.  Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder pursuant to Section 2.05 of the Base Indenture and Section 2.3(c) of this Appendix A.

(b)  Book-Entry Provisions.  This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and Section 2.2 of this Appendix A and pursuant a Company Order, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or

Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c)  Definitive Notes.  Except as provided in Section 2.3 or Section 2.4 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2            Authentication.  The Trustee shall authenticate and make available for delivery upon receipt of a Company Order (a) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $400,000,000 and (b) subject to terms of this Indenture, Additional Notes.  Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Additional Notes.

Section 2.3            Transfer and Exchange.

(a)  Transfer and Exchange of Definitive Notes for Definitive Notes.  When Definitive Notes are presented to the Security Registrar with a request:

(i)  to register the transfer of such Definitive Notes; or

(ii)  to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(b)  Transfer of a Definitive Note for a Beneficial Interest in a Global Note.  Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, together with written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled.  If no Global Notes are then

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outstanding, the Company may issue and the Trustee shall authenticate, upon receipt of a Company Order, a new Global Note in the appropriate principal amount.

(c)  Transfer and Exchange of Global Notes.  (i)  The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.  A transferor of a beneficial interest in a Global Note shall deliver to the Security Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note; and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note, and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)  If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)  Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4 of this Appendix A), a Global Note may not be transferred except as a whole and not in part by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)  Legends. Each Global Note shall bear the following legend (“Global Notes Legend”), and this Global Notes Legend shall, solely for purposes of the Notes and not for purposes of any other Securities, be deemed to amend Section 2.11(a)(iv) of the Base Indenture:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSORS NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

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Any Note issued with original issue discount will also bear the following additional legend (“OID Notes Legend”):

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE TREASURER OF AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY AT 6000 WESTOWN PARKWAY, WEST DES MOINES, IOWA 50766, UNITED STATES OF AMERICA.

(e)  Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced, and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.

(f)  Obligations with Respect to Transfers and Exchanges of Notes.

(i)  To permit registrations of transfers and exchanges, the Company shall execute, and the Trustee shall authenticate, Definitive Notes and Global Notes at the Security Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.06, 3.03(b) and 9.04 of the Base Indenture, as amended, and Sections 3.05, 4.09 and 4.12 of the Second Supplemental Indenture.

(iii)  All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(g)  No Obligation of the Trustee.

(i)  The Trustee shall have no responsibility or obligation to any Beneficial Owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, Beneficial Owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered

4

Holders (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of Beneficial Owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any Beneficial Owners.

(ii)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or Beneficial Owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.4            Definitive Notes.

(a)  A Global Note deposited with the Depositary or with the Trustee as Custodian may be transferred to the Beneficial Owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 of this Appendix A and only under the circumstances set forth in, and in accordance with, Section 2.11(b) of the Base Indenture; provided that solely for purposes of the Notes and not for purposes of any other Securities, Section 2.11(b) of the Base Indenture is hereby amended by adding the following sentence after the third sentence thereof:

In addition, if an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depositary, the Company will execute and, subject to Section 2.05, the Trustee will authenticate and deliver Definitive Notes in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

(b)  Any Global Note that is transferable to the Beneficial Owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.  Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct.

(c)  The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)  In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii) of this Appendix A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

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EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the OID Notes Legend, if applicable, pursuant to the provisions of the Indenture.]

CUSIP  025676AL1

ISIN US025676AL13

GLOBAL NOTE

6.625% Senior Notes due 2021

No. N-	[Up to] [$ ]

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

promises to pay to [CEDE & CO.](1) [                              ] or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto](2) [of $               (               Dollars)](3) on July 15, 2021.

Interest Payment Dates:  January 15 and July 15, commencing January 15, 2014.

Record Dates:  January 1 and July 1.

(1)       Include in Global Notes

(2)       Include in Global Notes

(3)       Include in Definitive Notes

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated: [                              ] [    ], [    ]

[Reverse Side of Note]

6.625% Senior Notes due 2021

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             INTEREST.  American Equity Investment Life Holding Company, an Iowa corporation (the “Company”), promises to pay interest on the principal amount of this Note at 6.625% per annum from and including July 17, 2013 until but excluding maturity.  The Company shall pay interest semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of original issuance; provided that the first Interest Payment Date shall be January 15, 2014.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.             METHOD OF PAYMENT.  The Company shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on January 1 or July 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.03 of the Base Indenture with respect to defaulted interest.  Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose; provided that, at the option of the Company, interest on the Notes may be paid by wire transfer or by mailing checks for such interest to or upon the written order of the holders thereof at their last address as they shall appear on the Security Registrar; provided further that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least five Business Days prior to the applicable payment date.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.             PAYING AGENT AND SECURITY REGISTRAR.  Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as Paying Agent and Security Registrar.  The Company may change any Paying Agent or Security Registrar without notice to the Holders.  The Company or any Wholly Owned Subsidiary incorporated or organized within the United States of America may act as Paying Agent or Security Registrar.

4.             INDENTURE.  The Company issued the Notes under an Amended and Restated Indenture, dated as of April 22, 2004 (the “Base Indenture”) between the Company and U.S. Bank National Association, as supplemented by the First Supplemental Indenture dated as of July 17, 2013 (the “First Supplemental Indenture”), among the Company, U.S. Bank National Association and the Trustee and the Second Supplemental Indenture, dated as of July 17, 2013 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), between the Company and the Trustee.  This Note is one of a duly authorized issue of notes of the Company designated as its 6.625% Senior Notes due 2021.  The Company shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Base Indenture, as amended, and Sections 2.01 and 4.08 of the

Second Supplemental Indenture.  The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms.  Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.             REDEMPTION AND REPURCHASE.  The Notes are subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture.  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6.             DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

7.             PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

8.             AMENDMENT, SUPPLEMENT AND WAIVER.  The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

9.             DEFAULTS AND REMEDIES.  The Events of Default relating to the Notes are defined in Section 6.01 of the Base Indenture, as amended.  Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10.          AUTHENTICATION.  This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

11.          GOVERNING LAW.  THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12.          CUSIP AND ISIN NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to the Company at the following address:

c/o American Equity Investment Life Holding Company

6000 Westown Parkway

West Des Moines, Iowa 50766

Fax No.: (515) 221-0744

Email: bkunkel@american-equity.com

Attention: William R. Kunkel, Esq.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 or Section 4.12 of the Second Supplemental Indenture, check the appropriate box below:

☐ Section 4.09	☐ Section 4.12

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.09 or Section 4.12 of the Second Supplemental Indenture, state the amount you elect to have purchased:

$	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $                    .  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

*This schedule should be included only if the Note is issued in global form

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [                    ] [    ], 20[    ], among                                               (the “Guaranteeing Subsidiary”), a subsidiary of American Equity Investment Life Holding Company, an Iowa corporation (the “Company”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered the Amended and Restated Indenture, dated as of April 22, 2004, between the Company and U.S. Bank National Association (the “Base Indenture”), as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of July 17, 2013, among the Company, U.S. Bank National Association and the Trustee, and as further supplemented by the Second Supplemental Indenture, dated as of July 17, 2013, between the Company and the Trustee (together with the Base Indenture and the First Supplemental Indenture the “Indenture”) providing for the issuance of an unlimited aggregate principal amount of 6.625% Senior Notes due 2021 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Second Supplemental Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.             Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             Guarantor.  The Guaranteeing Subsidiary hereby agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including Article 10 of the Second Supplemental Indenture.

3.             Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.             Waiver of Jury Trial.  EACH OF THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.             Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.             Headings.  The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: